UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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Ramco-Gershenson Properties Trust

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RAMCO-GERSHENSON PROPERTIES TRUST
31500 NORTHWESTERN HIGHWAY, SUITE 300
FARMINGTON HILLS, MICHIGAN 48334

Dear Shareholder:

We invite you to attend the 2008 Annual Meeting of Shareholders of Ramco-Gershenson Properties Trust. The meeting will be held on Wednesday, June 11, 2008 at The Townsend Hotel, 100 Townsend Street, Birmingham, Michigan 48009 at 10:00 a.m., Eastern time. Your Board of Trustees and management look forward to greeting personally those shareholders who are able to attend.

The meeting has been called (1) to elect two Trustees (Class II) for three-year terms expiring in 2011, (2) to ratify the appointment of Grant Thornton LLP as the Trust’s independent registered public accounting firm for the year ending December 31, 2008, (3) to approve the 2008 Restricted Share Plan for Non-Employee Trustees, (4) to consider a shareholder proposal, if presented at the meeting, and (5) to transact such other business as may properly come before the meeting or any adjournment or postponement thereof. The two Trustee nominees for election listed in the enclosed proxy materials are presently Trustees.

Your Board of Trustees recommends a vote FOR Proposals 1, 2 and 3 and AGAINST Proposal 4. The accompanying proxy statement contains additional information for your careful review. A copy of the Trust’s annual report for 2007 is also enclosed.

It is important that your shares be represented and voted at the annual meeting, whether or not you plan to attend. You may vote in one of four ways: (1) via the telephone, (2) via the internet, (3) by completing and mailing the enclosed proxy card or voting instruction card, or (4) by casting your vote in person at the annual meeting.

Your continued interest and participation in the affairs of the Trust are greatly appreciated.

Sincerely,

Dennis E. Gershenson
Chairman, President and Chief Executive Officer

May 5, 2008

RAMCO-GERSHENSON PROPERTIES TRUST

NOTICE OF 2008 ANNUAL MEETING OF SHAREHOLDERS
JUNE 11, 2008

To the Shareholders of Ramco-Gershenson Properties Trust:

Notice is hereby given that the 2008 Annual Meeting of Shareholders of Ramco-Gershenson Properties Trust will be held at The Townsend Hotel, 100 Townsend Street, Birmingham, Michigan 48009, on Wednesday, June 11, 2008 at 10:00 a.m., Eastern time, for the following purposes:

(1) To elect two Trustees for terms to expire at the annual meeting of shareholders in 2011;

(2) To ratify the appointment of Grant Thornton LLP as the Trust’s independent registered public accounting firm for the year ending December 31, 2008;

(3) To approve the 2008 Restricted Share Plan for Non-Employee Trustees;

(4) To consider a shareholder proposal, if presented at the meeting; and

(5) To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Shareholders of record of the Trust’s common shares of beneficial ownership at the close of business on April 14, 2008 are entitled to receive notice of, and to vote at, the annual meeting and any adjournment or postponement thereof. Your vote is important. You may vote in one of four ways: (1) via the telephone, (2) via the internet, (3) by completing and mailing the enclosed proxy card or voting instruction card, or (4) by casting your vote in person at the annual meeting.

Shareholders can help the Trust avoid unnecessary expense and delay by promptly voting. The business of the annual meeting cannot be completed unless a majority of the outstanding voting shares of the Trust is represented at the meeting.

By Order of the Board of Trustees

Richard J. Smith
Chief Financial Officer and Secretary

i

RAMCO-GERSHENSON PROPERTIES TRUST
31500 NORTHWESTERN HIGHWAY, SUITE 300
FARMINGTON HILLS, MICHIGAN 48334

PROXY STATEMENT

2008 ANNUAL MEETING OF SHAREHOLDERS

The Board of Trustees (the “Board”) of Ramco-Gershenson Properties Trust (the “Trust”) is soliciting proxies for use at the 2008 annual meeting of shareholders of the Trust and any adjournment or postponement thereof. The annual meeting will be held at The Townsend Hotel, 100 Townsend Street, Birmingham, Michigan 48009 on Wednesday, June 11, 2008 at 10:00 a.m., Eastern time. The Trust expects to first mail these proxy materials on or about May 5, 2008 to shareholders of record of the Trust’s common shares of beneficial interest (the “Shares”).

ABOUT THE MEETING

What is the purpose of the 2008 annual meeting of shareholders?

At the 2008 annual meeting, shareholders will act upon the matters outlined in the accompanying Notice of Meeting, including (1) the election of two Trustees to serve until the annual meeting of shareholders in 2011, (2) the ratification of the appointment of Grant Thornton LLP (“Grant Thornton”) as the Trust’s independent registered public accounting firm for the year ending December 31, 2008, (3) the approval of the 2008 Restricted Share Plan for Non-Employee Trustees, and (4) the consideration of a shareholder proposal (if presented at the meeting).

In addition, management will report on the performance of the Trust and will respond to appropriate questions from shareholders. The Trust expects that representatives of Grant Thornton will be present at the annual meeting and will be available to respond to appropriate questions. Such representatives will also have an opportunity to make a statement.

Who is entitled to vote?

Only record holders of Shares at the close of business on the record date of April 14, 2008 are entitled to receive notice of the annual meeting and to vote the Shares that they held on the record date. Each outstanding Share is entitled to one vote on each matter to be voted upon at the annual meeting.

What constitutes a quorum?

The presence at the annual meeting, in person or by proxy, of the holders of a majority of the Shares outstanding on the record date will constitute a quorum for all purposes. As of the record date, 18,572,362 Shares were outstanding. Broker non-votes (defined below), and proxies marked with abstentions or withhold votes, will be counted as present in determining whether or not there is a quorum.

What is the difference between holding Shares as a shareholder of record and a beneficial owner?

Shareholders of Record.  If your Shares are registered directly in your name with the Trust’s transfer agent, American Stock Transfer & Trust Company, you are considered the shareholder of record with respect to those Shares, and these proxy materials (including a proxy card) are being sent directly to you by the Trust. As the shareholder of record, you have the right to grant your voting proxy directly to the Trust through the enclosed proxy card or to vote in person at the annual meeting.

Beneficial Owners.  Most of the Trust’s shareholders hold their Shares through a broker, trustee, bank or other nominee rather than directly in their own name. If your Shares are so held, you are considered the beneficial owner of Shares, and these proxy materials (including a voting instruction card) are being forwarded to you by your broker, trustee, bank or nominee who is considered the shareholder of record with respect to those Shares. As the beneficial owner, you have the right to direct your broker, trustee, bank or nominee on how to vote. However, since you are not the shareholder of record, you may not vote these Shares in person at the annual meeting unless you obtain a proxy from your broker, trustee, bank or nominee and bring such proxy to the annual meeting. Your broker, trustee, bank or nominee has enclosed a voting instruction card for you to use in directing the broker, trustee, bank or nominee on how to vote your Shares.

How do I vote?

You may be able to vote in one of four ways: (1) via the telephone, (2) via the internet, (3) by completing and mailing your proxy card or voting instruction card, or (4) by casting your vote in person at the annual meeting.

Via Telephone or Via Internet:  Please refer to the instructions on your proxy card or voting instruction card.

By Proxy Card or Voting Instruction Card:  If you complete and properly sign the accompanying proxy card (and return it to the Trust) or the voting instruction card (and return it to the applicable broker, trustee, bank or nominee), it will be voted as you direct.

By Vote at Annual Meeting:  If you are a shareholder of record and attend the annual meeting, you may deliver your completed proxy card in person or vote by ballot. If you are a beneficial owner but intend to vote your Shares in person, you must bring to the annual meeting a proxy from such broker, trustee, bank or other nominee confirming that you beneficially own such Shares and gives you the power to vote such Shares.

Can I change my vote after I return my proxy card or voting instruction card?

Shareholders of Record.  You may change your vote at any time before the proxy is exercised by filing with the Secretary of the Trust either a notice revoking the proxy or a new proxy that is dated later than the proxy card. If you attend the annual meeting, the individuals named as proxy holders in the enclosed proxy card will nevertheless have authority to vote your Shares in accordance with your instructions on the proxy card unless you properly file such notice or new proxy.

Beneficial Owners.  If you hold your Shares through a bank, trustee, broker or other nominee, you should contact such person prior to the time such voting instructions are exercised.

What does it mean if I receive more than one proxy card or voting instruction card?

If you receive more than one proxy card or voting instruction card, it means that you have multiple accounts with banks, trustees, brokers, other nominees and/or the Trust’s transfer agent. Please sign and deliver each proxy card and voting instruction card that you receive. The Trust recommends that you contact your nominee and/or the transfer agent, as appropriate, to consolidate as many accounts as possible under the same name and address.

What if I do not vote for some of the items listed on my proxy card or voting instruction card?

Shareholders of Record.  If you return your signed proxy card but do not provide voting instructions on certain matters, your shares will be voted in accordance with the recommendations of the Board on such matters. With respect to any matter not set forth on the proxy card that properly comes before the annual meeting, the proxy holders named in the proxy card will vote as the Board recommends or, if the Board gives no recommendation, in their own discretion.

Beneficial Owners.  If you hold your Shares in street name through a broker, trustee, bank or other nominee and do not return the voting instruction card, such nominee will determine if it has the discretionary authority to vote your Shares. Under applicable law and the NYSE rules and regulations, brokers have the discretion to vote on routine matters, such as the uncontested election of trustees and the ratification of the appointment of the Trust’s independent registered public accounting firm, but do not have discretion to vote on non-routine matters. The Trust believes that the approval of the 2008 Restricted Shares Plan for Non-Employee Trustees and the shareholder proposal will be considered non-routine matters. Therefore, if you do not provide voting instructions, your Shares will be considered “broker non-votes” with regard to such proposals because the broker will not have discretionary authority to vote thereon. Shares subject to broker non-votes will be considered present at the meeting for purposes of determining whether there is a quorum but the broker non-votes will not be considered votes cast with respect to such proposals.

What are the Board’s recommendations?

The Board recommends a vote:

Proposal 1 — FOR the election of the nominated slate of Trustees.

Proposal 2 — FOR the ratification of Grant Thornton as the Trust’s independent registered public accounting firm for the year ending December 31, 2008.

Proposal 3 — FOR the approval of the 2008 Restricted Share Plan for Non-Employee Trustees.

Proposal 4 — AGAINST the shareholder proposal.

What vote is required to approve each item?

Proposal 1 — Election of Trustees.  Nominees who receive the most votes cast at the annual meeting will be elected as Trustees. The slate of Trustees discussed in this proxy statement consists of two Trustees whose terms are expiring. Withheld votes will have no effect on the outcome of the vote.

Proposal 2 — Ratification of Appointment of Independent Registered Public Accounting Firm.  The affirmative vote of a majority of the votes cast at the annual meeting will be necessary to ratify the Audit Committee’s appointment of Grant Thornton as the Trust’s independent registered public accounting firm for the year ending December 31, 2008. Abstentions will not be counted as votes cast at the annual meeting and will have no effect on the result of the vote. Although shareholder ratification of the appointment is not required by law and is not binding on the Trust, the Audit Committee will take the appointment under advisement if such appointment is not so ratified.

Proposal 3 — Approval of the 2008 Restricted Share Plan for Non-Employee Trustees.  The affirmative vote of a majority of the votes cast at the annual meeting will be necessary to approve the 2008 Restricted Share Plan for Non-Employee Trustees, provided that the total votes cast on the proposal represents over 50% of the Shares entitled to vote on the proposal. Therefore, abstentions and broker non-votes will have the effect of a vote against the proposal, unless holders of more than 50% of the Shares entitled to vote on the proposal cast votes (in which event neither abstentions nor broker non-votes will have an effect on the result of the vote).

Proposal 4 — Shareholder Proposal.  The affirmative vote of a majority of the votes cast at the annual meeting will be necessary to approve the shareholder proposal, if presented at the meeting. Abstentions and broker non-votes will not be counted as votes cast at the annual meeting and will have no effect on the result of the vote. Shareholder approval of this proposal would not automatically eliminate the classified Board, but would amount to an advisory recommendation to the Board to take the necessary steps to achieve a declassified Board. If the shareholder proposal receives a majority of the votes cast in favor of the proposal, it is the Board’s intention to propose an amendment to the Declaration of Trust to eliminate the classified board at the 2009 annual meeting of shareholders.

Other Matters.  If any other matter is properly submitted to the shareholders at the annual meeting, its adoption will generally require the affirmative vote of a majority of the votes cast at the annual meeting. The Board of Trustees does not propose to conduct any business at the annual meeting other than as stated above.

How can I access the Trust’s proxy materials and annual report on Form 10-K?

As a holder of Shares, you should have received a copy of the 2007 Annual Report to Shareholders (which includes the Annual Report on Form 10-K) together with this proxy statement. See “Additional Information.”

The “Investor Info” section of the Trust’s website, www.rgpt.com, provides access, free of charge, to Securities and Exchange Commission (“SEC”) reports as soon as reasonably practicable after the Trust electronically files such reports with, or furnishes such reports to, the SEC, including proxy materials, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to these reports. In addition, a copy of the Trust’s Annual Report on Form 10-K for the year ended December 31, 2007, as filed with the SEC, will be sent to any shareholder, without charge, upon written request sent to the Trust’s executive offices: Investor Relations, Ramco-Gershenson Properties Trust, 31500 Northwestern Highway, Suite 300, Farmington Hills, MI 48334. Further, the SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including the Trust, at www.sec.gov.

The references to the website addresses of the Trust and the SEC in this proxy statement are not intended to function as a hyperlink and, except as specified herein, the information contained on such websites are not part of this proxy statement.

How do I find out the voting results?

Voting results will be announced at the annual meeting and will be published in the Trust’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2008.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of the Shares as of April 14, 2008. Unless otherwise indicated, each owner has sole voting and investment powers with respect to the Shares listed below.

	Shares Owned		Percent of
Name	Beneficially(1)		Shares(1)

Trustees and Named Executive Officers:
Dennis E. Gershenson	2,194,067	(2)	10.7%
Stephen R. Blank	19,150	(3)	*
Arthur H. Goldberg	79,200	(4)	*
Robert A. Meister	39,975	(5)	*
Joel M. Pashcow	232,474	(6)	1.3
Mark K. Rosenfeld	37,100	(7)	*
Michael A. Ward	1,548,234	(8)	7.7
Thomas W. Litzler	18,879	(9)	*
Richard J. Smith	62,080	(10)	*
Michael J. Sullivan	9,386	(11)	*
Frederick A. Zantello	26,391	(12)	*
All Trustees, Nominees and Executive Officers as a Group (12 persons) (13)	2,754,177		13.3
5% Holders:
Joel D. Gershenson	1,971,940	(14)	9.6
31500 Northwestern Highway Suite 100 Farmington Hills, MI 48334
Richard D. Gershenson	1,971,940	(14)	9.6
31500 Northwestern Highway Suite 100 Farmington Hills, MI 48334
Bruce Gershenson	1,971,940	(14)	9.6
31500 Northwestern Highway Suite 100 Farmington Hills, MI 48334
Barclays Global Investors, N.A. and related entities	1,531,345	(15)	8.2
45 Freemont Street San Francisco, CA 94105
Morgan Stanley and related entity	1,504,215	(16)	8.1
1585 Broadway New York, NY 10036
Cohen & Steers, Inc. and related entity	1,365,200	(17)	7.3
280 Park Avenue, 10th Floor New York, NY 10017
The Vanguard Group, Inc.	1,113,237	(18)	6.0
100 Vanguard Blvd. Malvern, PA 19355
Inland Investment Advisors, Inc. and related entities	1,038,537	(19)	5.6

*	less than 1%

(1)	Percentages are based on 18,572,362 Shares outstanding as of April 14, 2008. Any Shares beneficially owned by a specified person but not currently outstanding are included in the percentage computation for such specified person, but are not included in the computation for other persons.

Certain Shares included in the table are currently in the form of restricted stock. Each share of restricted stock represents the right to receive one Share upon vesting. During the vesting period, holders of restricted stock have voting rights as if such restricted stock was vested. Holdings of restricted stock are specifically noted below.

(2)	Consists of: (i) 117,337 Shares owned directly (including 39,292 shares of restricted stock), 15,800 Shares owned by a charitable trust of which Mr. Dennis Gershenson is a trustee and 11,875 Shares owned by trusts for his children (shared voting and dispositive power); (ii) 1,958,350 Shares that partnerships, of which Mr. Dennis Gershenson is a partner, have the right to acquire upon the exchange of 1,958,350 OP Units owned by such partnerships pursuant to the Exchange Rights Agreement with the Trust (the “Exchange Rights Agreement”); (iii) 13,590 Shares that Mr. Dennis Gershenson has the right to acquire upon the exchange of 13,590 OP Units owned individually pursuant to the Exchange Rights Agreement; and (iv) and 37,823 Shares that Mr. Dennis Gershenson has the right to acquire within 60 days of April 14, 2008 pursuant to options granted to Mr. Dennis Gershenson. Does not include 38,245 Shares that Mr. Dennis Gershenson has deferred the right to receive; see “Executive Compensation Tables — Potential Payments Upon Termination or Change-in-Control — Trust Share-Based Plans — Deferred Stock” for additional information.

Mr. Dennis Gershenson disclaims beneficial ownership of the Shares owned by the trusts for his children and the charitable trust. Messrs. Dennis Gershenson, Joel Gershenson, Richard Gershenson and Bruce Gershenson are brothers, as well as co-partners (together with Mr. Ward for a portion thereof) in the partnerships that own 1,958,350 OP Units (shared voting and dispositive power).

(3)	Consists of (i) 8,600 Shares owned directly and 550 shares owned in an IRA for the benefit of Mr. Blank, and (ii) 10,000 Shares that Mr. Blank has the right to acquire within 60 days of April 14, 2008 pursuant to options granted to Mr. Blank.

(4)	Consists of: (i) 6,000 Shares held in an IRA account for the benefit of Mr. Goldberg and 55,200 Shares owned by Mr. Goldberg’s wife; and (ii) 18,000 Shares that Mr. Goldberg has the right to acquire within 60 days of April 14, 2008 pursuant to options granted to Mr. Goldberg. Mr. Goldberg disclaims beneficial ownership of the Shares owned by his wife and by the trusts for his daughters. Substantially all Shares owned directly by Mr. Goldberg or owned by his wife are held in a margin account.

(5)	Consists of: (i) 29,775 Shares owned directly and 1,200 Shares owned by a trust for the benefit of Mr. Meister’s family members; and (ii) 9,000 Shares that Mr. Meister has the right to acquire within 60 days of April 14, 2008 pursuant to options granted to Mr. Meister. Mr. Meister disclaims beneficial ownership of the Shares owned by the trust.

(6)	Consists of: (i) 120,149 Shares owned directly, 103,325 Shares owned by an irrevocable trust for his daughter, and by a foundation of which Mr. Pashcow is trustee (for each of which Mr. Pashcow has shared voting and investment powers); and (ii) 9,000 Shares that Mr. Pashcow has the right to acquire within 60 days of April 14, 2008 pursuant to options granted to Mr. Pashcow. Mr. Pashcow disclaims beneficial ownership of the Shares owned by the foundation and by the trust. Mr. Pashcow has pledged 208,349 Shares to JPMorgan Chase Bank, N.A. as collateral for a loan.

(7)	Consists of: (i) 21,500 Shares owned directly (1,300 Shares of which are held in an IRA account for the benefit of Mr. Rosenfeld), 2,700 Shares owned by Mr. Rosenfeld’s wife and 900 Shares by his children; and (ii) 12,000 Shares that Mr. Rosenfeld has the right to acquire within 60 days of April 14, 2008 pursuant to options granted to Mr. Rosenfeld. Mr. Rosenfeld disclaims beneficial ownership of the Shares owned by his wife and his children.

(8)	Consists of: (i) 4,250 Shares owned by a trust for his grandchildren; (ii) 334 Shares owned by a trust for his children; (iii) 1,527,400 Shares that partnerships, of which Mr. Ward is a partner, have the right to acquire upon the exchange of 1,527,400 OP Units owned by such partnerships pursuant to the Exchange Rights Agreement; (iv) 14,250 Shares that Mr. Ward has the right to acquire upon the exchange of 14,250 OP Units owned individually pursuant to the Exchange Rights Agreement; and (v) 2,000 Shares that Mr. Ward has the right to acquire within 60 days of April 14, 2008 pursuant to options granted to Mr. Ward. Does not include 32,472 Shares that Mr. Ward has deferred the right to receive; see “Executive Compensation Tables — Potential Payments Upon Termination or Change-in-Control — Trust Share-Based Plans — Deferred Stock” for information on similar arrangements made with named executive officers. Mr. Ward disclaims beneficial ownership of the Shares owned by the trust referred in (i) and (ii) above. Messrs. Dennis Gershenson, Joel Gershenson, Richard Gershenson and Bruce Gershenson are Mr. Ward’s co-partners in the partnerships that own 1,527,400 OP Units (shared voting and dispositive power).

(9)	Consists of: (i) 11,428 Shares owned directly (including 10,194 shares of restricted stock); and (ii) 7,451 Shares that Mr. Litzler has the right to acquire within 60 days of April 14, 2008 pursuant to options granted to Mr. Litzler.

(10)	Consists of: (i) 16,044 Shares owned directly (including 15,580 shares of restricted stock); and (ii) 46,036 Shares that Mr. Smith has the right to acquire within 60 days of April 14, 2008 pursuant to options granted to Mr. Smith. Does not include 26,972 Shares that Mr. Smith has deferred the right to receive; see “Executive Compensation Tables — Potential Payments Upon Termination or Change-in-Control — Trust Share-Based Plans — Deferred Stock” for additional information.

(11)	Consists of (i) 4,849 Shares owned directly (all restricted shares) and (ii) 4,537 Shares that Mr. Sullivan has the right to acquire within 60 days of April 14, 2008 pursuant to options granted to Mr. Sullivan.

(12)	Consists of: (i) 7,363 Shares owned directly (including 6,976 shares of restricted stock); and (ii) 19,028 Shares that Mr. Zantello has the right to acquire within 60 days of April 14, 2008 pursuant to options granted to Mr. Zantello. Does not include 5,599 Shares that Mr. Zantello has deferred the right to receive; see “Executive Compensation Tables — Potential Payments Upon Termination or Change-in-Control — Trust Share-Based Plans — Deferred Stock” for additional information.

(13)	Includes Trustees, nominees and executive officers as of April 14, 2008.

(14)	Based on the knowledge of the Trust without inquiry. Consists of 1,958,350 Shares that partnerships, of which Messrs. Joel Gershenson, Richard Gershenson and Bruce Gershenson are partners, have the right to acquire upon the exchange of 1,958,350 OP Units owned by such partnerships pursuant to the Exchange Rights Agreement; and (iii) 13,590 Shares that each of such persons has the right to acquire upon the exchange of 13,590 OP Units owned individually pursuant to the Exchange Rights Agreement. Does not include 38,522 Shares that each such person has deferred the right to receive; see “Executive Compensation Tables — Potential Payments Upon Termination or Change-in-Control — Trust Share-Based Plans — Deferred Stock” for information on similar arrangements made with named executive officers. Messrs. Dennis Gershenson, Joel Gershenson, Richard Gershenson and Bruce Gershenson are brothers, as well as co-partners (together with Mr. Ward, for a portion thereof) in the partnerships that own 1,958,350 OP Units (shared voting and dispositive power).

(15)	Based on the Schedule 13G filed with the SEC on February 6, 2008 by Barclays Global Investors, NA, Barclays Global Fund Advisors, Barclays Global Investors, Ltd, Barclays Global Investors Japan Trust and Banking Company Limited, Barclays Global Investors Japan Limited, Barclays Global Investors Canada Limited, Barclays Global Investors Australia Limited, and Barclays Global Investors (Deutschland) AG. Barclays Global Investors, N.A. has sole voting power of 1,105,672 Shares and sole dispositive power of 1,237,230 Shares. Barclays Global Fund Advisors has sole voting and dispositive power of 284,226 Shares. Barclays Global Investors, Ltd has sole voting and dispositive power of 1,283 Shares. Barclays Global Investors Japan Limited has sole voting and dispositive power of 8,606 Shares. Each of Barclays Global Investors Japan Trust and Banking Company Limited, Barclays Global Investors Canada Limited, Barclays Global Investors Australia Limited, and Barclays Global Investors (Deutschland) AG has no voting or dispositive power of Shares.

(16)	Based on the Schedule 13G filed with the SEC on February 14, 2008 by Morgan Stanley and Morgan Stanley Investment Management Inc., a wholly owned subsidiary of Morgan Stanley. Morgan Stanley has sole voting power of 784,450 Shares and sole dispositive power of 1,504,215 Shares. Morgan Stanley Investment Management Inc. has sole voting power of 618,555 Shares and sole dispositive power of 1,031,345 Shares.

(17)	Based on the Schedule 13G/A filed with the SEC on February 13, 2008 by Cohen & Steers, Inc and Cohen & Steers Capital Management, Inc., an investment advisor wholly owned by Cohen & Steers, Inc. Each entity reports sole voting power of 1,295,800 Shares and dispositive power of 1,365,200 Shares.

(18)	Based on the Schedule 13G/A filed with the SEC on February 12, 2008. The Vanguard Group, Inc. has sole voting power of 19,003 Shares and has sole dispositive power of 1,113,237 Shares.

(19)	Based on the Schedule 13D filed April 7, 2008 by Inland Investment Advisors, Inc. (“Adviser”), Inland American Real Estate Trust, Inc. (“Inland American”), Inland Real Estate Investment Corporation (“IREIC”), Inland Real Estate Corporation (“IREC”), The Inland Group, Inc. (“TIGI”), Inland Western Retail Real Estate Trust, Inc. (“Inland Western”), Eagle Financial Corp. (“Eagle”), The Inland Real Estate Transactions Group, Inc. (TIRETG”), Daniel L. Goodwin, Robert D. Parks and Robert H. Baum. Adviser, IREIC, TIGI, and Goodwin have shared voting and dispositive power for 1,038,537 Shares. Inland American has shared voting and dispositive power of 888,687 Shares. IREC has shared voting and dispositive power of 5,000 Shares. Inland Western has shared voting and dispositive power of 70,550 Shares. Eagle has shared voting and dispositive power of 40,000 Shares. TIRETG has shared voting and dispositive power of 40,000 Shares. Parks has shared voting and dispositive power of 3,400 Shares. Baum has shared voting and dispositive power of 3,000 Shares.

Adviser beneficially owns Shares by virtue of having discretionary authority to vote and dispose of those Shares pursuant to the respective advisory agreements. Adviser is a wholly owned subsidiary of IREIC, which is a wholly owned subsidiary of TIGI, of which Goodwin is the controlling shareholder. Eagle is a wholly owned subsidiary of TIRETG, which is a wholly owned subsidiary of TIGI.

PROPOSAL 1 — ELECTION OF TRUSTEES

The Board of Trustees currently consists of seven Trustees serving three-year staggered terms. Two Class II Trustees are to be elected at the 2008 annual meeting to serve until the annual meeting of shareholders in 2011. Nominees who receive the most votes cast at the annual meeting will be elected as Class II Trustees. The Board recommends that you vote FOR the election of the Class II Trustee nominees set forth below.

Each of the nominees has consented to serve a three-year term. If for any reason any of the nominees becomes unavailable for election, the Board may designate a substitute nominee. In such case, the persons named as proxies in the accompanying proxy card will vote for the Board’s substitute nominee.

Trustees and Executive Officers

The table below sets forth information regarding the Trustee nominees, all of whom currently serve as Class II Trustees. The years of Trustee service include service for the Trust’s predecessors.

		Trustee
Nominee	Age	Since	Nominee Background

Arthur H. Goldberg	65	1988	• Managing Director of Corporate Solutions Group, LLC, an investment banking and advisory firm, since January 2002.

			• Served as President of Manhattan Associates, LLC, a merchant and investment banking firm, from 1994 to 2002.

			• Served as Chairman of Reich & Company, Inc. (formerly Vantage Securities, Inc.), a securities and investment brokerage firm, from 1990 to 1993.

			• Serves on the Board of Directors of Avantair, Inc. and North Shore Acquisition Corp.

Mark K. Rosenfeld	62	1996	• Chairman and Chief Executive Officer of Wilherst Developers Inc., a real estate development firm, since July 1997.

• Served as Chairman of the Board (from 1993 to 1996) and Chief Executive Officer (from 1992 to 1996) of Jacobson Stores Inc., a retail fashion merchandiser, and served as a director and member of the Executive Committee of the Board of Directors of Jacobson.

The remaining Trustees, set forth below, are Class I Trustees (term expires in 2010) or Class III Trustees (term expires in 2009). The years of Trustee service include service for the Trust’s predecessors.

		Trustee
Trustee/Class	Age	Since	Trustee Background

Stephen R. Blank Class III	62	1988	• Lead Trustee of the Trust’s Board since June 2006.
			• Senior Fellow, Finance at the Urban Land Institute since December 1998.

• Previously was Managing Director — Real Estate Investment Banking of CIBC Oppenheimer Corp. from 1993 to 1998, Managing Director of Cushman & Wakefield, Inc.’s Real Estate Corporate Finance Department from 1989 to 1993, Managing Director — Real Estate Investment Banking of Kidder, Peabody & Co., Incorporated from 1979 to 1989, and Vice President, Direct Investment Group of Bache & Co., Incorporated from 1973 to 1979.

			• Also serves on the Board of Directors of MFA Mortgage Investments, Inc., a real estate investment trust.

Dennis E. Gershenson Class I	64	1996	• Chairman of the Trust since June 2006. President and Chief Executive Officer and a Trustee of the Trust since May 1996.

			• Previously served as Vice President — Finance and Treasurer of Ramco-Gershenson, Inc. from 1976 to 1996 and arranged the financing of Ramco’s initial developments, expansions and acquisitions.

• Currently serves as a member of the Board of Directors of National Retail Properties, Inc., a member of the Board of Directors of Oakland Family Services and the Board of Trustees of Cranbrook Academy. Past Chairman of the Board of Directors of Hospice of Michigan and served on the Board of Directors of the Merrill Palmer Institute and the Board of Metropolitan Affairs Coalition. Has also served as Regional Director of the International Council of Shopping Centers, also known as the “ICSC.”

Robert A. Meister Class I	66	1996	• Vice Chairman of Aon Group, Inc., an insurance brokerage, risk consulting, reinsurance and employee benefits company and a subsidiary of Aon Corporation, since March 1991.

Joel M. Pashcow Class III	65	1980	• Managing Member of Nassau Capital LLC, a real estate and securities investment firm, since April 2006.

			• Former Chairman of the Board of Trustees of Atlantic Realty Trust, a real estate investment trust, from May 1996 to April 2006.

			• Served as Chairman of the predecessor of the Trust from 1988 to May 1996.

Michael A. Ward Class I	65	2006	• Private investor.
			• Former Executive Vice President and Chief Operating Officer of the Trust from May 1996 to June 2005.

			• Previously was Executive Vice President of Ramco-Gershenson, Inc. from 1966 to 1996.

The following persons are the other executive officers of the Trust. Executive officers serve at the pleasure of the Board.

Executive Officer	Age	Background

Richard J. Smith	57	• Chief Financial Officer since May 1996 and Secretary since June 2005.

• Previously was Vice President of Financial Services of the Hahn Company from January 1996 to May 1996, and served as Chief Financial Officer and Treasurer of Glimcher Realty Trust, an owner, developer and manager of community shopping centers and regional and super regional malls, from 1993 to 1996.

		• Controller and Director of Financial Services of The Taubman Company, an owner, developer and manager of regional malls, from 1978 to 1988.

		• Certified Public Accountant in the Detroit office of Coopers and Lybrand from 1972-1978.

• Professional affiliations include American Institute of Certified Public Accountants, Michigan Association of Certified Public Accountants, International Council of Shopping Centers and National Association of Real Estate Investment Trusts.

Frederick A. Zantello	64
• Executive Vice President since June 2005. Has been employed with the Trust since April 1997, previously serving as Executive Vice President of Development and Senior Vice President and Executive Vice President of Asset Management, respectively.

		• Previously was the Executive Vice President, Chief Operating Officer with Glimcher Realty Trust and Regional Director of Real Estate with Federated Department Stores.

		• A member of the International Council of Shopping Centers and has over 30 years of experience in the real estate industry.

Thomas W. Litzler	48	• Executive Vice President — Development and New Business Initiatives since February 2006.

• Previously was Senior Vice President, Asset Manager for New Plan Excel Realty Trusts’ Midwest Region from 2003 to 2006, and was Vice President of Development for A&P’s Midwest region from 1994 to 2002.

		• A member of the Michigan Committee for the International Council of Shopping Centers.

Catherine J. Clark	49	• Senior Vice President — Acquisitions since June 2005 and has been employed with the Trust since 1997 in various acquisition roles.

• Previously was a Vice President with Farmington Mortgage, a subsidiary of the Fourmidable Group, and Vice President with Amurcon Corporation, and has over 25 years of experience in the real estate industry.

Michael J. Sullivan	49	• Senior Vice President — Asset Management since August 2005.

		• Previously was Senior Vice President of Operations for Restaurant Associates’ Sports & Entertainment division, a subsidiary of Compass Group PLC.

		• Holds a baccalaureate in International Relations from St. Joseph’s University in Pennsylvania.

		• Professional affiliations include International Council of Shopping Centers and National Association of Concessionaires.

The Board of Trustees

Meetings.  During 2007, the Board consisted of seven Trustees and held four meetings. Non-management Trustees hold regularly scheduled executive sessions in which non-management Trustees meet without the presence of management. These executive sessions generally occur around regularly scheduled meetings of the Board of Trustees. Mr. Blank serves as Lead Trustee in accordance with the Trust’s Corporate Governance Guidelines and therefore presides at such executive sessions. For information on how you can communicate with the Trust’s non-management Trustees, including the Lead Trustee, see “— Communicating with the Board.”

Trustees are expected to attend all Board and committee meetings, as well as the Trust’s annual meeting of shareholders. In 2007, all of the Trustees attended at least 75% of the aggregate of the meetings of the Board of Trustees and all committees of the Board on which they served. All of the Trustees attended the 2007 annual meeting of shareholders, except Mr. Pashcow.

Trustee Independence.  The Board has determined, after considering all of the relevant facts and circumstances, that each of Messrs. Blank, Goldberg, Meister, Pashcow and Rosenfeld, and therefore a majority of the Trustees, are independent Trustees in accordance with the NYSE listing standards and the Trust’s Corporate Governance Guidelines. To be considered independent, the Board must determine that a Trustee does not have any direct or indirect material relationships with the Trust and must meet categorical and other criteria set forth in the Trust’s Corporate Governance Guidelines. In respect of the independence of Mr. Pashcow, the Board considered the transaction set forth in “Related Person Transactions” and determined that such transaction did not impede his independence. In addition, after considering all of the relevant facts and circumstances, the Board has determined that each member of the Audit Committee of the Board qualifies under the Audit Committee independence standards established by the SEC and NYSE. The Audit Committee, Compensation Committee, and Nominating and Governance Committee are composed entirely of independent Trustees.

Committees of the Board

The Board has delegated various responsibilities and authority to Board committees. Each committee reports on its activities to the Board and each committee, except the Executive Committee, has regularly scheduled meetings. Each committee operates under a written charter approved by the Board, which is reviewed annually by the respective committees and the Board and is available on the Trust’s website under “Corporate Profile — Governance” at www.rgpt.com. The table below sets forth the membership and meeting information for the four standing committees of the Board in 2007:

Nominating
and
Name	Audit	Compensation	Governance	Executive

Dennis E. Gershenson	—	—	—	X
Stephen R. Blank	Chair	X	—	—
Arthur H. Goldberg	X	Chair	—	—
Robert A. Meister	—	X	X	—
Joel M. Pashcow	—	—	X	Chair
Mark K. Rosenfeld	X	—	Chair	—
Michael A. Ward	—	—	—	X
Meetings	7	5	2	—
Action by Unanimous Written Consent	—	—	—	20

Audit Committee.  The Audit Committee is responsible for monitoring the integrity of the Trust’s consolidated financial statements, the Trust’s system of internal controls, the Trust’s risk management, the qualifications, performance and independence of the Trust’s independent registered public accounting firm, the performance of the Trust’s internal audit function and the Trust’s compliance with legal and regulatory requirements. The Audit Committee also has the sole authority and responsibility to appoint, determine the compensation of, evaluate and, when appropriate, replace the Trust’s independent registered public accounting firm. The Board has determined that Messrs. Blank, Rosenfeld and Goldberg are each an audit committee financial expert as defined in the rules and regulations of the SEC and have the accounting or related financial management expertise required by the NYSE listing standards. See “— Trustees and Executive Officers” for a description of their relevant business experience.

Compensation Committee.  The Compensation Committee administers the executive compensation program of the Trust. The Compensation Committee’s responsibilities include recommending and overseeing compensation and benefit plans and policies, approving equity grants and otherwise administering share-based plans, and reviewing annually all compensation decisions relating to the Trust’s executive officers. See “Compensation Discussion and Analysis” for further information.

Nominating and Governance Committee.  The Nominating and Governance Committee is responsible for identifying and nominating individuals qualified to serve as Board members, recommending Trustees for each Board committee and overseeing the Trust’s Corporate Governance Guidelines. The Nominating and Governance

Committee also is responsible for the Trust’s Code of Business Conduct and Ethics and considers any requests for waivers from such code.

Generally, the Nominating and Governance Committee will re-nominate incumbent Trustees who continue to satisfy its criteria for members on the Board and who it believes will continue to make important contributions to the Board. In recommending nominees to the Board, the Nominating and Governance Committee reviews the experience, mix of skills and background, independence and other qualities of a nominee to assure appropriate Board composition after taking into account the current Board members and the specific needs of the Trust and Board.

The Nominating and Governance Committee generally relies on multiple sources for identifying and evaluating nominees, including referrals from the Trust’s Board and management. The Nominating and Governance Committee does not solicit Trustee nominations, but will consider nominee recommendations by shareholders with respect to elections to be held at an annual meeting, so long as such recommendations are timely made and otherwise in accordance with the Trust’s Bylaws and applicable law. Such recommendations will be evaluated against the same criteria used to evaluate other nominees. The Trust did not receive any timely nominations by shareholders for the 2008 annual meeting of shareholders. Shareholder recommendations for nominees to be considered by the Nominating and Governance Committee should be submitted to the Chairman of the Nominating and Governance Committee at 31500 Northwestern Highway, Suite 300, Farmington Hills, Michigan 48334. See “Additional Information — Shareholder Proposals at 2009 Annual Meeting” for information on making shareholder nominations at the annual meeting.

Executive Committee.  The Executive Committee is permitted to exercise all of the powers and authority of the Board, except as limited by applicable law and by the Trust’s Bylaws.

Trustee Compensation

The Nominating and Corporate Governance Committee annually reviews trustee compensation and makes recommendations to the Board, the body responsible for approving trustee compensation, as appropriate. The Nominating and Corporate Governance Committee and Board believe that trustees should receive a mix of cash and equity. Compensation paid to the non-employee trustees is intended to provide incentives to such persons to continue to serve on the Board of Trustees and to attract new trustees with outstanding qualifications. Trustees who are employees or officers of the Trust or any of its subsidiaries do not receive any compensation for serving on the Board or any committees thereof.

In 2007, the Board approved the following changes to Trustee Compensation: (1) effective in 2008, the annual grant of 2,000 stock options will be replaced with an annual grant of 1,000 shares of restricted stock (vesting pro rata over three years), and (2) effective January 2008, non-employee trustees on the Executive Committee will receive an additional annual cash retainer of $2,500 (subject to attendance requirement described below). In addition, effective January 2008 for Mr. Ward, the Board approved the payment of cash in lieu of the equity retainer due to his substantial ownership of securities convertible in Shares.

Cash Retainer.  In 2007, each non-employee trustee earned $3,750 each quarter (paid in advance). In addition, the chair of the Audit Committee earned an additional annual retainer fee of $10,000 and the other members of the Audit Committee earned an additional annual retainer of $5,000. Further, the lead trustee (Mr. Blank) earned an additional $6,250 each quarter (paid in advance).

Equity Retainer.  In 2007, each non-employee trustee was granted (i) 250 Shares each quarter (paid in advance) and (ii) 2,000 stock options under the Trust’s 2003 Non-Employee Trustee Stock Option Plan on the date of the Trust’s 2007 annual meeting of shareholders.

Meeting Fees.  In 2007, each non-employee trustee received $1,500 per meeting attended in person or $500 per meeting attended via telephone.

Required Attendance.  Additional retainer fees paid to each Audit Committee member are conditioned upon attendance by such trustee at 75% or more of the meetings of the Audit Committee.

Other.  The Trust reimburses all trustees for expenses incurred in attending meetings or performing their duties as trustees. The Trust does not provide any perquisites to trustees.

2007 Trustee Compensation

	Fees Earned or
	Paid in Cash	Stock Awards	Option Awards				Total
Name	($)(1)	($)(2)	($)(3)		Other		($)

Stephen R. Blank	$55,000	$35,806	$8,394	(4)	$—		$99,200
Arthur H. Goldberg	26,000	35,806	8,394	(4)	—		70,200
Robert A. Meister	21,000	35,806	8,394	(4)	—		65,200
Joel M. Pashcow	20,000	35,806	8,394	(4)	—		64,200
Mark K. Rosenfeld	26,000	35,806	8,394	(4)	—		70,200
Michael A. Ward	21,000	35,806	8,394	(4)	18,889	(5)	84,089

Total	$169,000	$214,836	$50,364		$18,889		$453,089

(1)	Represents cash retainer and meeting fees.

(2)	Represents grant of 250 Shares to each trustee on January 3, April 2, July 2, and October 1, 2007, respectively. The closing price of Trust’s Shares on the NYSE on such dates is as following: January 3 ($37.96); April 2 ($35.95); July 2 ($36.51); and October 1 ($31.63). The amounts in the table reflect the expense recognized for financial statement reporting purposes in 2007 in accordance with FAS 123(R) (although estimates for forfeitures related to service-based conditions are disregarded). The awards are fully vested upon issuance; therefore, the grant-date fair value in accordance with FAS 123(R) equals such expense reported for financial statement reporting purposes and this table only includes grants made in 2007.

(3)	All awards in this column relate to stock options granted under the Trust’s 2003 Non-Employee Trustee Stock Option Plan. The amounts reported reflect the expense recognized for financial statement reporting purposes in 2007 in accordance with FAS 123(R) (although estimates for forfeitures related to service-based conditions are disregarded), and therefore may include amounts from awards granted in and prior to 2007. Valuation assumptions used in determining these amounts are included in footnote 16 of the Trust’s audited financial statements included in the Form 10-K for the year ended December 31, 2007.

The stock options vest in two equal installments and the amortization periods for such installments are 12 and 24 months, respectively. The amortization period begins in January for each award date. The grant-date fair value is calculated in accordance with FAS 123(R). The fair value of each stock option is calculated using the Black-Scholes model, using assumptions included in footnote 16 of the Trust’s audited financial statements included in the 2007 10-K. Each stock option granted in June 2006 and June 2007 had a grant-date fair value of $3.12 and $4.75, respectively.

As of December 31, 2007, each trustee had the following number of stock options outstanding: Stephen R. Blank, 12,000; Arthur H. Goldberg, 20,000; Robert A. Meister, 11,000; Joel M. Pashcow, 11,000; Mark K. Rosenfeld, 14,000; and Michael A. Ward, 4,000.

(4)	Includes $1,706 for stock options granted in June 2006 and $6,689 for stock options granted in June 2007.

(5)	Consists of full payment of health care premiums pursuant to the post-termination provisions of an employment agreement with the Trust, which was terminated as of April 30, 2006.

Corporate Governance

The Trust has adopted a Code of Business Conduct and Ethics which sets forth basic principles to guide the conduct of Trustees and the Trust’s employees, including its principal executive officer, principal financial officer, principal accounting officer or controller and persons serving similar functions. The code covers numerous topics including illegal or unethical behavior, conflicts of interest, compliance with laws, corporate opportunities and confidentiality. A copy of the Trust’s Code of Business Conduct and Ethics is available on the Trust’s website under “Corporate Profile — Governance” at www.rgpt.com. Any waiver that relates to the Trustees or certain executive officers of the Trust will be publicly disclosed in such subsection on the Trust’s website.

The Trust has also adopted Corporate Governance Guidelines, which address, among other things, a Trustee’s responsibilities, qualifications (including independence), compensation and access to management and advisors. The Nominating and Governance Committee is responsible for overseeing and reviewing these guidelines and recommending any changes to the Board. A copy of the Trust’s Corporate Governance Guidelines is available on the Trust’s website under “Corporate Profile — Governance” at www.rgpt.com.

The Trust is required to comply with the NYSE listing standards applicable to corporate governance and on June 29, 2007, the Trust timely submitted the NYSE’s Annual CEO Certification pursuant to Section 303A.12 of the NYSE’s listing standards, whereby the CEO of the Trust, Mr. Dennis Gershenson, certified that he is not aware of any violation by the Trust of the NYSE’s corporate governance listing standards as of the date of the certification. In addition, the Trust has filed with the SEC, as exhibits to its Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2007, respectively, and its Annual Report on Form 10-K for the year ended

December 31, 2007, certifications by the Trust’s CEO and CFO in accordance with Sections 302 and 906 of the Sarbanes-Oxley Act of 2002.

A copy of the Trust’s committee charters, Code of Business Conduct and Ethics and Corporate Governance Guidelines will be sent to any shareholder, without charge, upon written request sent to the Trust’s executive offices: Investor Relations, Ramco-Gershenson Properties Trust, 31500 Northwestern Highway, Suite 300, Farmington Hills, Michigan 48334.

Communicating with the Board

Any shareholder or interested party who desires to communicate with the Board or any specific Trustee(s) may write to the Board at the following address: Board of Trustees (or Lead Trustee), c/o Secretary, Ramco-Gershenson Properties Trust, 31500 Northwestern Highway, Suite 300, Farmington Hills, Michigan 48334. All communications received by the Trust’s Secretary which are addressed to the Board of Trustees will be forwarded directly to the members of the Board.

Shareholders, Trust employees, officers, Trustees or any other interested persons who have concerns or complaints regarding accounting or auditing matters of the Trust are encouraged to contact, anonymously or otherwise, the Chairman of the Audit Committee (or any Trustee who is a member of the Audit Committee). Such admissions will be treated confidentially.

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee of the Board (referred to as the “Committee” in this section), composed entirely of independent trustees, administers the executive compensation program of the Trust. The Committee’s responsibilities include recommending and overseeing compensation and benefit plans and policies, reviewing and approving equity grants and otherwise administering share-based compensation plans, and reviewing and approving annually all compensation decisions relating to the Trust’s executive officers, including the Chief Executive Officer, the Chief Financial Officer and the other executive officers named in the “Summary Compensation Table” (the “named executive officers”). This section of the proxy statement explains how the Trust’s compensation programs are designed and operated in practice with respect to the named executive officers.

Compensation Philosophy and Objectives for Named Executive Officers

The Trust’s compensation program for named executive officers generally consists of base salary, an annual bonus, long-term incentive compensation and certain other benefits. The Trust also provides certain deferred compensation and severance arrangements, although the Trust does not maintain any defined benefit pension plans or defined benefit SERPs for such persons. The compensation program is designed to:

•	establish and reinforce the Trust’s pay-for-performance philosophy;

•	motivate and reward the achievement of specific annual and long-term financial and strategic goals of the Trust;

•	attract, retain and motivate key executives critical to the Trust’s initiatives; and

•	be competitive relative to peer companies.

The Committee seeks to ensure the foregoing objectives by generally paying the market median for the satisfaction of target goals and additional compensation when performance exceeds such targets. The Committee also recognizes that compensation targets must be flexible to address all of its objectives. Therefore, the Trust uses market data as a guideline, and also considers Company performance, individual performance reviews, hiring and retention needs and other market pressures in finalizing its compensation determinations. In furtherance of the Committee’s intent to review and consider all aspects of executive compensation in making its compensation determinations, the Committee has instituted a policy to utilize tally sheets beginning in 2008.

Determining Compensation for Named Executive Officers

Management and Other Employees.  The Committee customarily takes significant direction from the recommendations of Mr. Gershenson, the Trust’s Chairman, President and Chief Executive Officer, as it believes he has the best understanding of the overall effectiveness of the management team and each person’s individual contribution to the Trust’s performance. Generally, the Committee sets the meeting dates and agendas for Committee meetings and Mr. Gershenson is invited to attend many of such meetings. The Committee regularly meets in executive session to review the performance and determine the compensation of Mr. Gershenson and to discuss compensation issues generally outside the presence of management. With respect to all other executive officers, Mr. Gershenson reviews their performance and potential for advancement and makes recommendations to the Committee as to each element of their compensation. The Committee retains discretion to make its own determinations, irrespective of Mr. Gershenson’s compensation recommendations, and reviews such recommendations in light of the Committee’s compensation philosophy and related considerations.

The Trust’s legal advisors, human resources department and corporate accounting department support the Committee in its work in developing and administering the compensation plans and programs.

Third-Party Consultants.  The Committee customarily utilizes compensation consultants to assess the Trust’s competitive position regarding compensation and to assist in the development and implementation of its compensation philosophy. In 2007, the Committee engaged Mercer Human Resource Consulting and FPL Associates Compensation to provide the foregoing services. The Committee has the sole authority to retain and terminate any consultant and the sole authority to approve the engagement fees and other retention terms. The Committee historically has worked with management to determine the consultant’s responsibilities and direct its work product;

however, in 2007 the Committee took a greater leadership role in these matters and the Committee intends to continue this practice in the future. Mercer provides additional compensation-related services to the Trust, primarily related to actuarial valuations and financial reporting analyses.

The Committee determined it would not materially change its compensation program for named executive officers in 2007 and therefore concluded that an update of the 2006 market data was not necessary. Set forth below is a summary of the 2006 market data provided by the Trust’s 2006 consultants, FPL and Mercer. The Committee anticipates obtaining similarly focused surveys every two to three years, and the Committee will review the peer groups at such time to ensure that the appropriate benchmarks are utilized.

FPL’s analysis was based on information from FPL’s proprietary database (including 2005 proxy data, annual FPL surveys and projects completed by FPL in the real estate and related financial services industries), while Mercer’s study was based solely on 2005 proxy data.

FPL and Mercer utilized the same two peer groups in their respective 2006 analyses: (i) a group of twelve public REITs with primarily shopping center assets (the “asset-based peer group”), and (ii) a group of fourteen public REITs with market capitalizations similar to the Trust (collectively, the “size-based peer group”). The consultants also combined the two peer groups into a blended peer group (the “blended peer group”) to create a balanced view of the competitive markets. The Trust was ranked in the lower quartile of the asset-based peer group, while it was near the median of the size-based peer group.

The companies comprising the asset-based peer group were:

• Acadia Realty Trust	• Heritage Property Investment Trust, Inc.*
• Agree Realty Corporation	• New Plan Excel Realty Trust, Inc.*
• Developers Diversified Realty Corporation	• Pan Pacific Retail Properties, Inc.*
• Equity One, Inc.	• Regency Centers Corporation
• Federal Realty Investment Trust	• Saul Centers, Inc.
• Glimcher Realty Trust	• Weingarten Realty Investors

The companies comprising the size-based peer group were:

• Acadia Realty Trust	• Getty Realty Corp.
• Affordable Residential Communities Inc.**	• Investors Real Estate Trust
• Bedford Property Investors, Inc.*	• MeriStar Hospitality Corporation*
• Boykin Lodging Company*	• Parkway Properties, Inc.
• Capital Lease Funding, Inc.**	• Saul Centers, Inc.
• EastGroup Properties, Inc.	• Tanger Factory Outlet Centers, Inc.
• First Potomac Realty Trust	• The Town and Country Trust*

*	No longer in business, by merger or otherwise

**	Company’s legal name has changed

2007 Compensation Components for Named Executive Officers

In 2007, the principal components of compensation for the named executive officers were base salary, an annual bonus, long-term incentive awards, perquisites, contributions to defined contribution plans and customary benefits provided to all salaried employees. The Trust also provides certain named executive officers with deferred compensation arrangements. Further, Messrs. Gershenson and Litzler have employment agreements with the Trust (which include specified severance benefits), while all named executive officers are beneficiaries of the Trust’s change in control policy adopted in July 2007. Mr. Gershenson’s employment agreement was amended and restated effective August 2007, primarily to update the agreement and to provide additional severance benefits. The Trust does not maintain any defined benefit pension plans or defined benefit SERPs for its named executive officers.

Base Salary

The Committee believes that base salary is a significant factor in attracting and retaining key employees and also serves to preserve an employee’s commitment to the Trust during any economic downturns. The base salaries of named executive officers are reviewed on an annual basis, as well as at the time of a promotion or other change in responsibilities. Annual merit increases are generally effective January 1st of the applicable year.

Historically, the Committee relies primarily on peer group analyses in determining annual salary increases while also considering the Trust’s overall performance. Mr. Gershenson may also consider the individual’s experience, current performance and potential for advancement in determining his recommendations. Mr. Gershenson’s recommendation as to Mr. Smith’s base salary is guided by the peer group analyses to a greater extent than for the other named executives officers due to the existence of more reliable peer data regarding chief financial officers.

In 2007, the Committee approved a base salary increase of 3% for Mr. Gershenson, and, principally based on Mr. Gershenson’s recommendation (which the Committee determined was reasonable), for all named executive officers as well.

The following table sets forth the base salaries approved for the named executive officers in 2006 and 2007:

	2006	2007
Name	Base Salary	Base Salary

Dennis E. Gershenson	$425,000	$437,750	(1)
Richard J. Smith	302,000	311,060
Thomas W. Litzler	295,000	302,444
Frederick A. Zantello	289,908	298,605
Michael J. Sullivan	230,000	236,900

(1)	Mr. Gershenson’s base salary was increased to $447,750, effective August 1, 2008, pursuant to his new employment agreement.

Annual Bonus

The Committee believes the Trust’s annual bonus program provides a meaningful incentive for the achievement of short-term corporate, department and individual goals, while assisting the Trust in retaining, attracting and motivating employees in the near term.

Historically, the annual bonus has been paid in cash. In 2007, the Committee determined to issue restricted stock, with vesting in equal installments over two years, in lieu of all or a portion of the cash bonuses otherwise payable to named executive officers. The Committee has expressed its intention to continue this practice through at least the bonus for 2009. Messrs. Gershenson and Smith will receive the following portion of their bonuses paid in restricted stock during such periods: 100% in 2007; 66 2/3% in 2008; and 25% in 2009. The other named executive officers will receive 25% of their bonuses in the form of restricted stock during such periods.

The shares of restricted stock granted in respect of 2007 bonuses were calculated based upon the allocable cash value divided by $22.22, the closing price of the Shares on February 29, 2008. The shares were granted on March 3, 2008 and therefore will be reflected in 2008 in the “Summary Compensation Table” and “Grants of Plan-Based Awards in 2008” table in next year’s proxy statement. The portion of the bonuses paid in cash is reflected in the Non-Equity Incentive Plan Compensation column of the “Summary Compensation Table.”

Set forth below are the annual bonuses of the named executive officers in 2006 and 2007 (based on the aggregate cash value approved by the Committee).

	2006		2007
Name	Bonus		Bonus

Dennis E. Gershenson	$596,500	(1)	$485,000
Richard J. Smith	180,000		180,000
Thomas W. Litzler	80,000	(2)	115,000
Frederick A. Zantello	80,000		90,000
Michael J. Sullivan	55,000		65,000

(1)	Includes additional bonus $171,500 paid in restricted stock granted in recognition of exemplary work on joint venture projects.

(2)	Excludes one-time signing bonus of $100,000.

Mr. Gershenson and Mr. Smith.  The annual bonuses for Mr. Gershenson and Mr. Smith are primarily determined using the peer group analyses and a review of the Trust’s overall performance. Mr. Gershenson’s bonus decreased 18.7% primarily due to the decrease in the Company’s funds from operations year over year, although it was still 38.6% above the minimum bonus set forth in his employment agreement due to his overall cash compensation being significantly below market. Mr. Smith’s bonus did not change because the Committee determined his performance was consistent from period to period.

Other Named Executive Officers.  The annual cash bonus program for other named executive officers and certain other employees of the Trust was established with the assistance of Mercer in 2004 and is based upon the achievement of corporate, department and individual goals. In the fourth quarter preceding the applicable year, in connection with the Trust’s budget forecasting process and primarily based upon the recommendations of Mr. Gershenson, the Committee and the Board review and approve corporate financial goals for the applicable year. Other corporate goals, including strategic and other measures, are generally determined in the discretion of Mr. Gershenson, in consultation with Mr. Smith. Based upon such corporate performance goals, the other named executive officers establish department and individual goals for themselves that are tailored to achieving the corporate goals; these goals are reviewed by senior management to ensure that they are reasonable.

Preliminary amounts payable under the program are determined in accordance with a pre-established formula: the corporate, department and individual goals represent 30%, 50% and 20% of the estimated bonus, while the satisfaction of the threshold, target and maximum performance measures for such goals equate to payouts of 20%, 40% and 60% of base salary, respectively. For example, if an eligible employee satisfies the threshold amount of the corporate goal, such person would receive a preliminary bonus of 6% of base salary for such component (corporate weighting (30%) multiplied by threshold payout (20%)); the preliminary bonus is the aggregate amount of the three underlying components. In calculating the preliminary bonus amounts, the Committee does not prorate the amounts between the threshold, target and maximum. However, the Committee retains discretion to amend the preliminary amounts based upon an individual’s experience, potential for advancement and atypical events.

Upon the completion of the applicable year, Mr. Gershenson recommends bonuses to the Committee based upon the foregoing. In March 2008, the Committee approved the 2007 bonuses for the other named executive officers principally based on Mr. Gershenson’s recommendations as to the satisfaction of the applicable corporate, department and individual goals for each person, which the Committee determined were reasonable.

Long-Term Incentive Compensation

In 2003, Mercer assisted the Committee in designing the Long-Term Incentive Program (the “LTI Program”) to supplement its historical practice of granting stock options. The Committee believes the LTI Program provides the strongest inducement for employees to focus on the Trust’s long-term fundamentals and thereby create long-term value for shareholders. These programs also assist the Trust in maintaining a stable management team in a competitive market.

In the first quarter of the applicable year, the Committee approves a long-term incentive dollar target for each named executive officer based upon a percentage of base salary, with such target tailored to the median of the blended peer group (although the Committee may consider other retention or performance considerations). The long-term incentive dollar targets are principally based on market data and recommendations from Mr. Gershenson. In 2007, the Committee approved long-term incentive targets of 75% to 120% of base salary for the named executive officers, which generally is consistent with the historical LTI Program.

The long-term incentive dollar target is then divided into three components: stock option grants, cash target awards and restricted stock target awards. In 2007, the Committee determined that stock option grants, cash target awards and restricted stock target awards would be 25%, 25% and 50%, respectively, of the long-term incentive dollar target, which is consistent with the historical LTI Program. The purpose of the cash award is to allow participants to cover the expected tax liability each year when the restricted stock grants vest. Stock options and restricted stock are issued under the shareholder-approved 2003 Long-Term Incentive Plan.

Set forth below is the long-term incentive dollar target of the named executive officers in 2006 and 2007 (based on the aggregate cash value approved by the Committee).

	2006	% of 2006	2007	% of 2007
Name	LTI Target	Base Salary(1)	LTI Target	Base Salary

Dennis E. Gershenson	$481,200	120%	$525,300	120%
Richard J. Smith	263,720	91	283,065	91
Thomas W. Litzler	265,500	90	272,200	90
Frederick A. Zantello	260,916	90	268,745	90
Michael J. Sullivan	157,500	75	177,645	75

(1)	Messrs. Gershenson and Smith’s% of 2006 Base Salary was calculated using a base salary of $401,000 and $289,800, respectively, as their merit-based increase had not been approved at the time the 2006 LTI Target was established.

Stock Options.  Nonqualified stock options are granted on an annual basis with an exercise price equal to the closing price of the Shares on the NYSE on the grant date. The stock options vest one-third per annum beginning on the first anniversary of the grant date. Each stock option represents the right to purchase one Share and has a term of ten years. Stock option grants made in 2007 are set forth in the “Grants of Plan-Based Awards in 2007” table.

Restricted Stock Awards and Cash Awards.  The restricted stock award and cash award are earned based on the achievement of specific performance measures over a period of three calendar years (with such measures established by the Committee at the beginning of the three-year period). For awards made in 2004 (2004-2006 performance period) and 2005 (2005-2007 performance period), there were three performance measures utilized: adjusted EBITDA return on assets (30% weighting), growth in funds from operations (FFO) (30% weighting) and relative total shareholder return (40% weighting). In 2006, based upon Mercer’s recommendation, the Committee eliminated total shareholder return as a component due to the significant accounting implications; as such, the first two components were weighted 50% each. In 2007, the Committee weighted the FFO growth component at 60% and the adjusted EBITDA return on assets component at 40% primarily because it believed the FFO growth component was better understood by employees and utilized more by analysts and shareholders in evaluating the Trust’s performance. The Committee has discretion to adjust the performance measures during the performance period for unusual or nonrecurring events affecting the Trust or its financial statements or changes in applicable laws, regulations or accounting principles. Upon completion of the performance period, the Committee compares actual performance against the target performance levels. Generally, the Committee approves minimum, target and maximum performance levels such that the relative difficulty of achieving such measures is consistent from year to year. For awards made in 2004 and 2005, participants received 38% and 0% of their target awards, respectively.

The cash target award is 25% of the long-term incentive dollar target, and the satisfaction of the threshold, target and maximum performance measures result in actual cash payouts of 50%, 100% and 150% (with pro-ration), respectively, of such dollar target. The restricted stock target award equals 50% of the long-term incentive dollar target divided by the closing price of the Shares on the award date. The satisfaction of the threshold, target and maximum performance measures results in actual restricted share grants of 50%, 100% and 150% (with pro-ration), respectively, of the restricted share target award.

The grant date and vesting periods for the awards are as follows: (i) the restricted stock will be granted generally at the first Committee meeting following the end of the performance period and such restricted stock will vest one-third per annum beginning on the first anniversary of the grant date; and (ii) the cash award also will vest one-third per annum beginning on the first anniversary of the restricted stock grant date. Each share of restricted stock represents the right to receive one Share upon vesting. The holder of the restricted stock has all the rights of a holder of Shares (other than free transfer rights), including voting rights and cash dividend rights.

With respect to the 2005 awards, none of the performance measures were satisfied as of December 31, 2007 and therefore no actual cash payouts or restricted stock grants will be made with respect to the 2005 awards. Therefore, the Stock Awards column of the “Summary Compensation Table” includes negative expense in 2007 related to such awards. The 2006 awards (2006-2008 performance period) are reflected in the “Outstanding Equity Awards at December 31, 2007” table, and the 2007 awards are reflected in the “Grants of Plan-Based Awards in 2007” and “Outstanding Equity Awards at December 31, 2007” table.

2008 Awards.  In March 2008, the Committee determined to substantially revise the LTI Program primarily to reduce its complexity and thereby improve its effectiveness. Beginning in 2008, LTI Program will consist of service-based restricted stock and performance shares. In 2008, the Committee determined that restricted stock grants and performance share target awards each would be 50% of the long-term incentive dollar target.

The restricted stock grant equals 50% of the long-term incentive dollar target divided by the closing price of the Shares on the business day immediately prior to the award date. The restricted stock will have service-based conditions only, with vesting in equal installments over five years. The holder of the restricted stock has all the rights of a holder of Shares (other than free transfer rights), including voting rights and cash dividend rights.

The performance shares will operate in similar fashion to the restricted stock awards in prior award periods under the prior LTI Program. Specifically, the performance shares will be earned based on the achievement of specific performance measures over a period of three calendar years (with such measures established by the Committee at the beginning of the three-year period). For awards made in 2008, the sole performance measure is FFO growth. The Committee has discretion to adjust the performance measures during the performance period for unusual or nonrecurring events affecting the Trust or its financial statements or changes in applicable laws, regulations or accounting principles. The performance share target award equals 50% of the long-term incentive dollar target divided by the closing price of the Shares on the business day immediately prior to the award date. Upon completion of the performance period, the Committee will compare actual performance against the target performance levels. The satisfaction of the threshold, target and maximum performance measures results in actual performance share grants of 50%, 100% and 150% (with pro-ration), respectively, of the performance share target awards. The performance shares will be granted generally at the first Committee meeting following the end of the performance period, with 50% vesting immediately and 50% vesting on the first anniversary of the grant date. Each performance share represents the right to receive one Share upon vesting. The holder of the performance shares has no rights of a holder of Shares until the Shares are actually granted.

Perquisites and Other Personal Benefits

The Trust historically provides named executive officers with perquisites and other personal benefits that the Committee believes are reasonable and consistent with its overall compensation program to enable the Trust to attract and retain employees for key positions. Mr. Gershenson periodically reviews existing perquisites and other personal benefits provided to named executive officers and recommends material changes, if any, to the Committee for approval. See the “Summary Compensation Table” for a description of certain perquisites provided to named executive officers in 2007.

Deferred Stock

Messrs. Gershenson, Smith and Zantello are party to deferral agreements with the Trust whereby they irrevocably committed to defer the gain on the exercise of specified stock options. See “Executive Compensation Tables — Potential Payments Upon Termination or Change-in-Control — Trust Share-Based Plans — Deferred Stock” for additional information.

Contingent Compensation

The Trust has entered into employment agreements with Messrs. Gershenson and Litzler which provide for specified severance benefits, including a termination upon a change of control. Mr. Gershenson’s agreement includes a full tax gross-up regarding change of control payments.

In addition, effective July 10, 2007, the Trust established a Change of Control policy for the benefit of the executive officers of the Trust. The policy provides for payments of specified amounts if such person’s employment with the Trust or any subsidiary is terminated in specified circumstances following a change of control, but does not include a tax gross-up. The Trust believes this policy would be instrumental in the success of the Trust in the event of any future hostile takeover bid and will ensure the continued dedication of employees, notwithstanding the possibility, threat or occurrence of a change of control. Further, it is imperative to diminish the inevitable distraction of such employees by virtue of the personal uncertainties and risks created by a pending or threatened change of control, and to provide such employees with compensation and benefits upon a change of control that ensure the such employees’ compensation and benefits expectations are satisfied. Finally, many competitors have change of control arrangements with named executive officers and such policy ensures the Trust will be competitive in its compensation program. See “Executive Compensation Tables — Potential Payments Upon Termination or Change-in-Control” for further information.

Customary Benefits

The Trust also provides customary benefits such as medical, dental and life insurance and disability coverage, as well as vacation and paid holidays, to each named executive officer, which is generally provided to all other eligible employees.

Timing and Pricing of Share-Based Grants

The Trust does not coordinate the timing of share-based grants with the release of material non-public information. Annual stock option or restricted stock grants for executive officers and other employees are generally made at the first Committee meeting each year with a grant date as of such approval or shortly thereafter. Further, restricted stock awards that are subject to three-year performance measures are generally granted at the first Committee meeting of the year following satisfaction of such performance measures. The Committee generally establishes dates for regularly scheduled meetings at least a year in advance.

In accordance with the Trust’s compensation plans, the exercise price of each stock option is the closing price of the Shares (as reported by the NYSE) on the grant date (which date is not earlier than the date the Committee approved such grant). The Committee is prohibited from repricing options, both directly (by lowering the exercise price) and indirectly (by canceling an outstanding option and granting a replacement stock option with a lower exercise price), without shareholder approval.

Policy Regarding Retroactive Adjustment

The Committee does not have a formal policy regarding whether it will make retroactive adjustments to, or attempt to recover, cash or share-based incentive compensation granted or paid to executive officers in which the payment was predicated upon the achievement of certain financial results that are subsequently the subject of a restatement. The Committee may seek to recover any amount determined to have been inappropriately received by the executive officers to the extent permitted by applicable law.

Tax and Accounting Implications

Deductibility of Executive Compensation.  The Committee has reviewed the Trust’s compensation policies in light of Section 162(m) of the Internal Revenue Code of 1986, as amended (“IRC”), which generally limits deductions by a publicly-held corporation for compensation paid to certain executive officers to $1,000,000 per annum, subject to specified exceptions (the most significant of which is performance-based compensation), and has determined that the compensation levels of the Trust’s executive officers were not at a level that would be affected by such provisions. The Committee intends to continue to review the application of Section 162(m) with respect to any future compensation arrangements considered by the Trust.

Nonqualified Deferred Compensation.  Section 409A of the Code provides that amounts deferred under nonqualified deferred compensation arrangements will be included in an employee’s income when vested unless certain conditions are met. If the certain conditions are not satisfied, amounts subject to such arrangements will be immediately taxable and employees will be subject to income tax penalties and interest to the extent such taxes were not timely paid. All of the Trust’s employment and severance arrangements and benefit plans are or will be intended to meet the requirements of Section 409A to allow for deferral without immediate taxation, penalty or interest. For further discussion of the Trust’s nonqualified deferred compensation arrangements, see “2007 Compensation Components for Named Executive Officers — Deferred Stock.”

Change of Control Payments.  Section 280G of the IRC disallows a company’s tax deduction for “excess parachute payments,” generally defined as payments to specified persons that are contingent upon a change of control in an amount equal to or greater than three times the person’s base amount (the five-year average of

Form W-2 compensation). Additionally, IRC Section 4999 imposes a 20% excise tax on any person who receives such excess parachute payments.

The Trust’s share-based plans entitle participants to payments in connection with a change of control that may result in excess parachute payments. Further, Messrs. Gershenson’s and Litzler’s employment agreement, along with the Change of Control policy for the benefit of executive officers, entitle such persons to payments upon termination of their employment following a change of control that may qualify as excess parachute payments. As noted earlier, Mr. Gershenson’s employment agreement provides for a full tax-gross up on benefits that exceed limits set forth in Section 280G of the IRC.

Accounting for Stock-Based Compensation.  Beginning on January 1, 2006, the Trust began accounting for share-based payments in accordance with the requirements of FASB Statement No. 123(R), “Share-Based Payment.”

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Trust has reviewed and discussed the Compensation Discussion and Analysis (CD&A) in this proxy statement with management, including the Chief Executive Officer. Based on such review and discussion, the Compensation Committee recommended to the Board of Trustees that the CD&A be included in the Trust’s annual report on Form 10-K for the year ended December 31, 2007 and the proxy statement for the 2008 annual meeting of shareholders.

The Compensation Committee

Arthur H. Goldberg (Chairman)
Stephen R. Blank
Robert A. Meister

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members of the Compensation Committee is or has been an officer or an employee of the Trust. In addition, during 2007, none of the Trust’s executive officers served on the board of directors or compensation committee (or committee performing equivalent functions) of any other company that had one or more executive officers serving on the Trust’s Board of Trustees or Compensation Committee.

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The table below summarizes the total compensation paid or earned by each of the named executive officers in 2007 and 2006.

							Non-Equity
					Stock	Option	Incentive Plan	All Other
Name and		Salary	Bonus		Awards	Awards	Compensation	Compensation	Total
Principal Position	Year	($)	($)		($)(1)	($)(2)	($)(3)	($)(4)	($)

Dennis E. Gershenson	2007	$441,029	$—	(5)	$113,175	$78,360	$—	$27,130	$659,694
Chairman, President and CEO	2006	424,077	425,000		79,194	38,666	42,975	24,993	1,034,905
Richard J. Smith	2007	310,712	—	(5)	5,146	42,001	—	30,970	388,829
CFO and Secretary	2006	301,531	180,000		44,380	21,304	25,875	21,176	594,266
Thomas W. Litzler	2007	302,158	—		28,319	27,474	86,250 (6)	18,314	462,515
Executive VP — Development and New	2006	237,135	100,000	(7)	80,070	15,481	80,000	1,705	514,391
Business Initiatives
Frederick A. Zantello	2007	298,271	—		2,787	33,661	67,500 (6)	61,452	463,671
Executive VP	2006	289,227	—		42,037	20,824	101,570	48,401	502,059
Michael J. Sullivan	2007	236,635	—		12,718	17,254	48,750	18,314	333,671
Senior VP — Asset Management

(1)	All awards in this column relate to restricted stock awards or grants made under the 2003 Long-Term Incentive Plan. Certain awards have been made pursuant to the LTI Program whereby if the applicable three-year performance measures are satisfied, the restricted stock is granted subject to time vesting (pro rata on the first, second and third anniversaries of the grant date) and the holder of the restricted stock receives cash dividends that are paid on the Trust’s common shares during such period. Additional one-time grants of restricted stock have also been made, which are generally subject only to time vesting (pro rata on the first, second and third anniversaries of the grant date).

The amounts reported reflect the expense recognized for financial statement reporting purposes in the applicable year in accordance with FAS 123(R) (although estimates for forfeitures related to service-based conditions are disregarded), and therefore includes expense from awards made in and prior to the applicable year. The grant-date fair value is equal to the stock price on the award date (for performance based awards) or grant date (for service based awards). Generally, the FAS 123(R) amortization of such awards begins in January of the award year (for performance based awards) or grant year (for service based awards).

For awards made pursuant to the LTI Program, the FAS 123(R) expense is calculated by separately analyzing the underlying performance components:

•	Adjusted EBITDA Return on Assets and Growth in Funds From Operations. In the first two years of the performance period, the expense related to these two components is based on the Trust’s assumption that it will satisfy the target measure for each component. In the third year, the Trust estimates its expected performance and expenses an amount such that the three-year expense during the performance period equals the appropriate expense given such performance estimate. In the fourth year, the Trust expenses an amount such that the expense during the performance period and the fourth year equals the appropriate expense given the Trust’s actual performance. In the fifth and sixth years, the Trust expenses the remaining portions of the unvested restricted stock.

If the threshold performance measures are not satisfied or the award is otherwise forfeited, the Trust will reverse the expense previously accrued under FAS 123(R).

•	Relative Total Shareholder Return (2004 and 2005 only). The Trust utilizes a Monte Carlo simulation to estimate the probability of the performance and time vesting conditions being satisfied. The Monte Carlo simulation uses the statistical formula underlying the Black-Scholes and binomial formulas and such simulation is run approximately one million times. For each simulation, the payoff is calculated at the settlement date, which is then discounted to the award date at a risk-free interest rate. The average of the values over all simulations is the expected value of the share of restricted stock on the award date. Unlike with the other two performance measures, there is no mark-to-market adjustment in the third and fourth year; however, if the award or restricted stock is forfeited due to termination, the Trust will reverse the expense previously accrued under FAS 123(R).

The following table includes the compensation expense reported for restricted stock in 2007 and 2006 on an award-date basis (for performance based awards) or grant date basis (for service based awards):

	Award/Grant Date		2007	2006
Name	(Month)	Purpose	Expense ($)	Expense ($)
Dennis E. Gershenson	March 2004	LTI Program	$17,143	$17,143
	April 2005	LTI Program	(11,812)	27,487
	February 2006	LTI Program	(34,564)	34,564
	March 2007	LTI Program	37,602	—
	March 2007	Bonus Stock	104,806	—

Total			113,175	79,194
Richard J. Smith	March 2004	LTI Program	10,322	10,322
	April 2005	LTI Program	(6,496)	15,116
	February 2006	LTI Program	(18,942)	18,942
	March 2007	LTI Program	20,262	—

Total			5,146	44,380
Thomas W. Litzler	February 2006	LTI Program	(19,070)	19,070
	June 2006	Signing Bonus Grant	27,905	61,000
	March 2007	LTI Program	19,484	—

Total			28,319	80,070
Frederick A. Zantello	March 2004	LTI Program	8,605	8,605
	April 2005	LTI Program	(6,313)	14,691
	February 2006	LTI Program	(18,741)	18,741
	March 2007	LTI Program	19,236	—

Total			2,787	42,037
Michael J. Sullivan	March 2007	LTI Program	12,718	N/A

Total			12,718	N/A

Mr. Sullivan also received a restricted stock award in February 2006 under the LTI Program. In 2007, there was a reversal of expense of $11,313 with respect to the 2006 award, which represents the expense recorded in 2006. Such amounts are not reflected in the table because Mr. Sullivan was not a named executive officer in 2006 and therefore such amount had not been included in the Summary Compensation Table in 2006.

(2)	All awards in this column relate to stock options granted under the 2003 Long-Term Incentive Plan pursuant to the LTI Program. The amounts reported reflect the expense recognized for financial statement reporting purposes in the applicable year in accordance with FAS 123(R) (although estimates for forfeitures related to service-based conditions are disregarded), and therefore may include amounts from awards granted in and prior to the applicable year.

The stock options vest in three equal installments on the first, second and third anniversaries of the grant date. Generally, the FAS 123(R) amortization of such awards begins in January of the grant year. Valuation assumptions used in determining these amounts are included in footnote 16 of the Trust’s audited financial statements included in the Trust’s annual report on Form 10-K for the year ended December 31, 2007 (the “2007 10-K”).

	Grant Date	2007	2006
Name	(Month)	Expense ($)	Expense ($)
Dennis E. Gershenson	March 2004	$—	$1,790
	April 2005	5,072	8,817
	February 2006	12,754	28,059
	March 2007	60,534	—

Total		78,360	38,666
Richard J. Smith	March 2004	—	1,078
	April 2005	2,789	4,849
	February 2006	6,990	15,377
	March 2007	32,222	—

Total		42,001	21,304
Thomas W. Litzler	February 2006	7,037	15,481
	March 2007	20,437	—

Total		27,474	15,481
Frederick A. Zantello	March 2004	—	898
	April 2005	2,711	4,712
	February 2006	6,916	15,214
	March 2007	24,034	—

Total		33,661	20,824
Michael J. Sullivan	February 2006	4,174	N/A
	March 2007	13,080	N/A

Total		17,254	N/A

(3)	The threshold performance measures for cash awards made in 2005 were not satisfied as of December 31, 2007, and therefore no cash awards were earned in 2007. Amounts in 2007 relate to the annual bonus program, see note 6. All (Messrs. Smith and Gershenson) or a portion (Mr. Zantello) of the amounts in this column for 2006 relate to long-term incentive cash awards made in 2004; the applicable performance measures for such awards were satisfied on December 31, 2006. Such award vests one-third per annum beginning on March 8, 2008. Mr. Zantello earned $21,570.

(4)	The following footnote relates to all other compensation for 2007. The Trust contributed $5,625 to each named executive officer’s account in the Ramco Gershenson, Inc. 401(k) Plan. In addition, this column consists of:

Dennis Gershenson — Includes a car allowance and full payment of health care premiums.

Richard Smith — Includes a car allowance, life insurance premiums, full payment of health care premiums, holiday cards and service award gift.

Thomas Litzler — Includes full payment of health care premiums and holiday cards.

Frederick Zantello — Includes housing and mileage reimbursement ($40,426), full payment of health care premiums, holiday cards and service award gift.

Michael Sullivan — Includes full payment of health care premiums and holiday cards.

(5)	Messrs. Gershenson and Smith received a discretionary bonus of $485,000 and $180,000, respectively, which was paid in restricted stock at the election of the Trust. Therefore, these stock awards will be reflected in the “Stock Awards” column in 2008.

(6)	Mr. Litzler, Mr. Zantello and Mr. Sullivan earned the following bonuses in 2007 pursuant to the annual bonus program, approved by the Compensation Committee on March 3, 2008: Litzler ($115,000), Zantello ($90,000) and Sullivan ($65,000). 75% of such bonuses were paid in cash, with such amounts reflected in this column for 2007. The remaining 25% of such bonus was paid in restricted stock at the election of the Trust, which will be reflected in the “Stock Awards” column in 2008. The bonuses earned by such persons in 2006 were paid solely in cash.

(7)	Represents a one-time signing bonus paid in 2006.

Grants of Plan-Based Awards in 2007

The following table provides information about equity and non-equity awards made to the named executive officers in 2007.

									All Other	All Other
									Stock	Option
									Awards:	Awards:		Grant
			Estimated Future Payouts			Estimated Future Payouts			Number	Number of	Exercise or	Date Fair
			Under Non-Equity			Under Equity			of Shares	Securities	Base Price	Value of
			Incentive Plan Awards			Incentive Plan Awards			of Stock	Underlying	of Option	Stock and
	Grant		Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options	Awards	Option
Name	Date		($)	($)	($)	(#)	(#)	(#)	(#)	(#)(1)	($/Sh)	Awards(2)

Dennis E. Gershenson	03/08/07		$—	$—	$—	—	—	—	—	22,215	$34.30	$99,057
	03/08/07		—	—	—	—	—	—	5,000	—	34.30	171,500
	03/08/07	(3)	65,663	131,325	196,988	—	—	—	—	—	—	—
	03/08/07	(3)	—	—	—	3,227	6,455	9,682	—	—	—	221,407
Richard J. Smith	03/08/07		—	—	—	—	—	—	—	11,825	34.30	52,728
	03/08/07	(3)	35,383	70,766	106,149	—	—	—	—	—	—	—
	03/08/07	(3)	—	—	—	1,739	3,478	5,217	—	—	—	119,295
Thomas W. Litzler	N/A	(4)	60,489	120,978	181,466	—	—	—	—	—	—	—
	03/08/07		—	—	—	—	—	—	—	7,500	34.30	33,443
	03/08/07	(3)	34,025	68,050	102,075	—	—	—	—	—	—	—
	03/08/07	(3)	—	—	—	1,672	3,345	5,017	—	—	—	114,734
Frederick A. Zantello	N/A	(4)	59,721	119,442	179,163	—	—	—	—	—	—	—
	03/08/07		—	—	—	—	—	—	—	8,820	34.30	39,328
	03/08/07	(3)	33,593	67,186	100,779	—	—	—	—	—	—	—
	03/08/07	(3)	—	—	—	1,651	3,302	4,953	—	—	—	113,259
Michael J. Sullivan	N/A	(4)	47,380	65,000	142,140	—	—	—	—	—	—	—
	03/08/07		—	—	—	—	—	—	—	4,800	34.30	21,403
	03/08/07	(3)	22,209	44,419	66,628	—	—	—	—	—	—	—
	03/08/07	(3)	—	—	—	1,092	2,183	3,275	—	—	—	74,877

(1)	All awards in this column relate to stock options granted under the 2003 Long-Term Incentive Plan pursuant to the LTI Program. All stock options granted in 2007 provide for vesting in equal installments on March 8, 2008, 2009 and 2010, respectively.

(2)	The grant-date fair value is calculated in accordance with FAS 123(R). The fair value of each share of restricted stock is equal to the stock price on the award date (for performance based shares) or grant date (for service based shares), which was $34.30 for the awards and grants made in March. The aggregate grant-date fair value is such stock price multiplied by the target award. If the applicable three-year performance measures are satisfied, the restricted stock is granted subject to time vesting and the holder of the restricted stock receives cash dividends that are paid on the Trust’s common shares during such period; the foregoing is taken into account in calculating the grant-date fair value.

The fair value of each stock option is calculated using the Black-Scholes model, using assumptions included in footnote 16 of the Trust’s audited financial statements included in the 2007 10-K. Each stock option granted in March had a grant-date fair value of $4.46.

(3)	Consists of a cash award and restricted stock award made under the LTI Program, both of which are earned based on the achievement of specific performance measures over a three-year period. If the performance measures are satisfied: (i) the restricted stock will be granted in February or March 2010 and vest one-third per annum beginning on the anniversary of the grant date in 2011; and (ii) the cash award vests one-third per annum beginning on the same date in 2011. The restricted stock awards are made under the 2003 Long-Term Incentive Plan.

Each share of restricted share represents the right to receive one common share of beneficial interest of the Trust upon vesting. The holder of the restricted stock has all the rights of a holder of common shares (other than free transfer rights), including voting rights and cash dividend rights.

(4)	These amounts relate to the annual cash bonus program. Amounts earned in 2007 were approved by the Compensation Committee on March 3, 2008 and were paid out shortly thereafter; such amounts are reported in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table.”

Outstanding Equity Awards at December 31, 2007

The following table provides information on the current holdings of stock option and stock awards by the named executive officers as of December 31, 2007.

						Stock Awards
									Equity	Equity Incentive
									Incentive Plan	Plan Awards:
	Option Awards							Market	Awards: Number	Market or
	Number	Number				Number		Value of	of Unearned	Payout Value
	of Securities	of Securities				of Shares		Shares or	Shares,	of Unearned
	Underlying	Underlying				or Units		Units of	Units or	Shares, Units or
	Unexercised	Unexercised		Option		of Stock		Stock That	Other Rights	Other Rights
	Options	Options		Exercise	Option	That Have		Have Not	That Have	That Have
	(#)	(#)		Price	Expiration	Not Vested		Vested	Not Vested	Not Vested
Name	Exercisable	Unexercisable		($)	Date	(#)		($)(1)	(#)(2)	($)(1)

Dennis E. Gershenson	—	—		$—	—	7,310	(3)	$156,215	6,729	$143,799
	—	22,215	(4)	34.30	03/08/17	—		—	—	—
	4,486	8,972	(5)	29.06	02/28/16	—		—	—	—
	9,410	4,706	(6)	27.11	04/01/15	—		—	—	—
	7,330	—		27.96	03/03/14	—		—	—	—
Richard J. Smith	—	—		—	—	1,391	(3)	29,726	3,658	78,171
	—	11,825	(4)	34.30	03/08/17	—		—	—	—
	2,458	4,918	(5)	29.06	02/28/16	—		—	—	—
	5,175	2,588	(6)	27.11	04/01/15	—		—	—	—
	4,413	—		27.96	03/03/14	—		—	—	—
	25,000	—		14.06	03/08/10	—		—	—	—
Thomas W. Litzler	—	—		—	—	2,469	(7)	52,763	3,604	77,017
	—	7,500	(4)	34.30	03/08/17	—		—	—	—
	2,475	4,951	(5)	29.06	02/28/16	—		—	—	—
Frederick A. Zantello	—	—		—	—	1,159	(3)	24,768	3,550	75,864
	—	8,820	(4)	34.30	03/08/17	—		—	—	—
	2,432	4,865	(5)	29.06	02/28/16	—		—	—	—
	5,029	2,515	(6)	27.11	04/01/15	—		—	—	—
	3,679	—		27.96	03/03/14	—		—	—	—
Michael. J. Sullivan	—	—		—	—	—		—	2,238	47,826
	—	4,800	(4)	34.30	03/08/17	—		—	—	—
	1,468	2,937	(5)	29.06	02/28/16	—		—	—	—

(1)	Based upon the closing price of the Trust’s common shares of beneficial interest on the NYSE on December 31, 2007 of $21.37.

(2)	Under the LTI Program, the Committee determined that the aggregate achievement for the 2005-2007 performance period was below the threshold award; therefore, this table assumes that the restricted stock awards under the LTI Program for the 2006-2008 performance period and 2007-2009 performance period will be at the threshold level. If the applicable performance measures are satisfied, (i) the restricted stock for the 2006-2008 performance period would be granted in February or March 2009 and would vest in three equal installments beginning in February or March 2010, and (ii) the restricted stock for the 2007-2009 performance period would be granted in February or March 2010 and would vest in three equal installments beginning in February or March 2011. The following table sets forth the threshold number of shares reflected in the table above for the applicable performance period:

	2006-2008	2007-2009
Name	Performance Period	Performance Period

Dennis E. Gershenson	3,502	3,227
Richard J. Smith	1,919	1,739
Thomas W. Litzler	1,932	1,672
Frederick A. Zantello	1,899	1,651
Michael J. Sullivan	1,146	1,092

Although not required by the table, the Committee also made cash awards in 2005, 2006 and 2007 under the LTI Program subject to the satisfaction of same performance measures the restricted stock awards noted above. No cash awards were earned in 2007. See “Grants of Plan Based Awards in 2007” for information on the 2007 cash awards.

The 2006 cash awards, which would vest in three equal installments beginning in February or March 2010 if the applicable performance measures are satisfied, have the following estimated future payouts:

	Estimated Future Payouts
	Under Non-Equity
	Incentive Plan Awards
	Threshold	Target	Maximum
Name	($)	($)	($)

Dennis E. Gershenson	$60,150	$120,300	$180,450
Richard J. Smith	32,965	65,930	98,895
Thomas W. Litzler	33,188	66,375	99,563
Frederick A. Zantello	32,615	65,229	97,844
Michael J. Sullivan	19,688	39,375	59,063

(3)	For Mr. Gershenson, includes 5,000 shares of restricted stock made pursuant to a discretionary grant, which vests in three equal installments on March 8, 2008, 2009, and 2010, respectively.

All other shares represent restricted stock grants on March 8, 2007 relating to the 2004-2006 performance period under the LTI Program. One of the three performance measures were satisfied for such period, which equated to restricted stock grants of 38% of each person’s restricted stock target award. The restricted stock vests in three equal installments on March 8, 2008, 2009, and 2010, respectively. No restricted stock grants were made relating to the 2005-2007 performance period under the LTI Program due to performance below the threshold award.

(4)	The stock options vest in three equal installments on March 8, 2008, 2009 and 2010, respectively.

(5)	The stock options vest in two equal installments on February 28, 2008 and 2009, respectively.

(6)	The stock options vest on April 1, 2008.

(7)	The restricted stock vests in two equal installments on June 12, 2008 and 2009, respectively.

Option Exercises and Stock Vested in 2007

No stock options were exercised in 2007. The following table provides information on stock awards that vested in 2007.

Stock Awards
	Number of Shares	Value Realized
	Acquired on Vesting	on Vesting
Name	(#)	($)

Thomas W. Litzler	1,234	$45,029

(1)	The value realized is based upon the closing price of the Trust’s common shares of beneficial interest on the NYSE on June 12, 2007, the vesting date, of $36.49.

Nonqualified Deferred Compensation in 2007

The table below provides information on the nonqualified deferred compensation of the named executive officers in 2007.

		Aggregate	Aggregate	Aggregate
		Earnings in	Withdrawals/	Balance at Last
		Last FY	Distributions	FYE
Name	Plan	($)(1)	($)(1)	($)

Dennis E. Gershenson	Stock option deferral	$(570,615)	$(70,753)	$817,296
Richard J. Smith	Stock option deferral	(421,754)	(30,566)	576,392
Frederick A. Zantello	Stock option deferral	(83,537)	(10,358)	119,651

(1)	The deferred shares are represented by notional shares in the deferral accounts. Distributions are paid in cash when, and in the amount of, cash dividends paid on the Trust’s common shares of beneficial interest. None of the earnings set forth in the table are above-market or preferential, and therefore none of such amounts are reflected in the “Summary Compensation Table.” The number of notional shares held by named executive officers as of December 31, 2007 is: Dennis Gershenson, 38,245; Richard Smith, 26,972; and Frederick Zantello, 5,599.

The following table sets forth the components of aggregate earnings:

		Loss Due to
	Cash	Decrease in
Name	Distributions	Share Price

Dennis E. Gershenson	$70,753	$(641,368)
Richard J. Smith	30,566	(452,320)
Frederick A. Zantello	10,358	(93,895)

Potential Payments Upon Termination or Change-in-Control

The following section describes potential payments and benefits to the named executive officers under the Trust’s compensation and benefit plans and arrangements upon termination of employment or a change of control of the Trust.

Messrs. Gershenson and Litzler are the only named executive officers with an employment agreement with the Trust. The Trust also has a Change of Control policy in effect for the named executive officers. Further, certain of the Trust’s benefit plans and arrangements contain provisions regarding acceleration of vesting and payment upon specified termination events; see “— Trust Share-Based Plans” below. In addition, the Trust may authorize discretionary severance payments to its named executive officers upon termination.

Trust Share-Based Plans

2003 Long-Term Incentive Plan

Upon a change in control, any nonqualified stock options and restricted stock outstanding as of the change of control will immediately vest in full; notwithstanding the foregoing, (i) the Compensation Committee may set forth alternative change of control terms at the time of the grant and (ii) a vote by three-fourths of the Board may determine alternative terms at any time, so long as a majority of Trustees then in office are ‘continuing trustees’ as defined therein. Further, during the 60-day period from and after a change of control, the Compensation Committee may grant holders of stock options the right to surrender all or part of such stock options to the Trust, whether or not the stock options are fully exercisable, in exchange for cash per share equal to the fair market value less the exercise price.

Other than in connection with a change of control, if an employee is terminated for any reason, any restricted stock will be forfeited; however, the Compensation Committee is authorized to waive such forfeiture in the event of retirement, permanent disability, death or other special circumstances as determined by the Compensation Committee in its sole discretion.

Other than in connection with a change of control, if an employee is terminated for cause, such employee’s stock options, even if immediately exercisable, will terminate (although the Committee retains discretion to permit the exercise of such stock options until the earlier of 30 days and the stock option’s expiration date). If an employee is terminated for any reason other than a change of control, death or disability or for cause, then such employee’s stock options may be exercised, to the extent such stock options were exercisable before termination, for the lesser of six months (or longer, at the discretion of the Compensation Committee) or until the stock option’s expiration date. Stock options held by an employee whose employment is terminated due to death or disability will immediately vest in full, and the legal representative or beneficiary may exercise such stock options until the lesser of one year (or longer, at the discretion of the Compensation Committee) or the stock option’s expiration date. The foregoing terms are set forth in the nonqualified stock option agreements covering all outstanding stock options granted under the 2003 Long-Term Incentive Plan as of December 31, 2007.

Incentive stock options are subject to different termination and change of control provisions, but no incentive stock options have been granted under the 2003 Long-Term Incentive Plan as of December 31, 2007.

Deferred Stock

In December 2003, Messrs. Gershenson, Smith and Zantello entered into deferral agreements with the Trust whereby they irrevocably committed to defer the gain on the exercise of specified stock options until the earlier of a period of five years, a termination for cause, or upon a change of control (if followed by termination of employment within six months of such change of control). Such persons may irrevocably elect to extend the deferral period two times, in each case for a period of at least 24-months, subject to specified requirements. The Trust may accelerate the payout of the deferred award in the event of specified circumstances. Persons are fully vested in such deferral accounts. Until the deferred shares are issued, such persons receive distributions in cash when, and in the amount of, cash dividends paid on the Trust’s common shares of beneficial interest. Such persons do not have rights as a shareholder with respect to the deferral accounts.

Cash Awards

Upon termination or upon a change of control, the Compensation Committee intends to accelerate the vesting of cash awards in the same manner as the restricted stock.

Dennis Gershenson’s Employment Agreement

Effective August 1, 2007, the Trust entered into a new employment agreement with Mr. Gershenson, the Trust’s President and Chief Executive Officer. The initial term of the agreement is five years, with unlimited one-year automatic extensions unless either party gives written notice of non-extension at least 120 days prior to the expiration of the term. The employment agreement provides for an annual base salary of at least $447,750 (with adjustments to be considered annually by the Committee), an annual bonus of at least $350,000, as well as other fringe benefits and perquisites as are generally made available to the Trust’s executives (including $1 million of term life insurance paid by the Trust). The Trust began paying the premiums on the life insurance in 2008, and therefore no compensation for such premiums have been included in the 2007 Summary Compensation Table and it is not reflected in the Change of Control and Severance Payments table below. Mr. Gershenson will also participate in share-based programs established for the benefit of employees.

If Mr. Gershenson’s employment is terminated due to death or permanent disability, Mr. Gershenson (or his legal representative of beneficiary) will receive a lump sum equal to 12 months base salary and bonus (paid within 60 days of such termination). In the event of a permanent disability, he will also be entitled to receive the fringe benefits specified in the employment agreement, including under all insurance programs and plans, for 12 months following such termination, subject to specified limitations.

If Mr. Gershenson’s employment is terminated for cause or he terminates such employment without good reason, Mr. Gershenson will receive the accrued and unpaid portion of his base salary, bonus and benefits through the date of termination (paid within 30 days of such termination).

If Mr. Gershenson’s employment is terminated without cause (other than due to death or permanent disability) or he terminates such employment for good reason, including a change of control, Mr. Gershenson will receive: (i) accrued base salary through the termination date; (ii) a lump sum severance payment (no later than the 30th day following the date that is six months following the date of termination) equal to the greater of (x) the aggregate of all compensation due to Mr. Gershenson for the remainder of the term of his employment agreement (assuming an annual bonus equal to the average bonus under the employment agreement prior to termination), or (y) 2.99 times the “base amount”, as defined by Section 280G of the IRC (or a similar amount if Section 280G is repealed or is otherwise inapplicable); (iii) an amount equal to Mr. Gershenson’s tax liability for an excess “parachute payment” within the meaning of Section 280G of the IRC, and an amount equal to Mr. Gershenson’s income taxes payable for such tax liability payment by the Trust (such payment to be made no later than the end of his taxable year following the taxable year in which such taxes are remitted); and (iv) fringe benefits and perquisites as are generally made available to the Trust’s executives for the duration of the term of the employment agreement (but not less than 12 months), including under all insurance programs and plans, subject to specified limitations.

None of the severances amounts will be mitigated by compensation earned by Mr. Gershenson as result of other employment or retirement benefits after the termination date.

In accordance with such employment agreement, Mr. Gershenson has also entered into a noncompetition agreement with the Trust. The noncompetition agreement provides that, following termination of Mr. Gershenson’s employment, Mr. Gershenson, subject to specified limitations: (i) will not hire any person that is, or was within the prior 12 months, a Trust employee making at least $60,000 per year in base salary, and he will not solicit such person to leave the employ of the Trust; (ii) will not, directly or indirectly, acquire, develop, construct, operate, manage or lease any existing Trust property or project; (iii) will not compete with the Trust within a 200 mile radius of any Trust property or project that existed within the prior 12 months; and (iv) will maintain the confidential and/or proprietary information of the Trust. The provisions in clauses (i) — (iii) will terminate one year after Mr. Gershenson is no longer an officer or trustee of the Trust.

Thomas Litzler’s Employment Agreement

The Trust entered into an employment agreement with Mr. Litzler, the Trust’s Executive Vice President of Development and New Business Initiatives. Mr. Litzler’s employment agreement provides for a term commencing on February 28, 2006 and expiring on December 31, 2007. This agreement has not been renewed subsequent to the expiration date.

The employment agreement provides for an annual base salary of $295,000, as well as an annual cash bonus for which his target bonus is 40% of his base salary. In addition, Mr. Litzler will receive long-term performance-based compensation as determined by the Committee (with an initial target of 90% of base salary under the 2003 Long-Term Incentive Plan), as well as other fringe benefits and perquisites as are generally made available to the Trust’s executives. Further, the Trust provided a $100,000 signing bonus to Mr. Litzler and granted him 3,703 restricted common shares of the Trust which represent the value of restricted stock and stock options which lapsed due to Mr. Litzler’s change of employment.

If Mr. Litzler’s employment is terminated without cause and not upon a change of control during the term, Mr. Litzler will receive the greater of (i) his base salary remaining during the balance of the term of the agreement or (ii) one year’s base salary. Further, if the Trust refuses to employ Mr. Litzler for 2008 without cause, or he is employed by the Trust in 2008 and terminated without cause and not upon a change of control, then he will receive one year’s base salary (of at least $295,000).

If Mr. Litzler’s employment is terminated without cause and within 12 months of a change in control, Mr. Litzler will receive: (i) the pro-rata portion of his base salary through the date of termination; (ii) two years’ base salary at the rate in effect on the date of termination; (iii) an amount equal to the product of two multiplied by his most recent bonus; and (iv) the vesting of any stock options or other plan benefits remaining unvested on the date of his termination.

If Mr. Litzler’s employment is terminated due to death or disability, Mr. Litzler will received any accrued and unpaid base salary through the termination date.

Such employment agreement also includes customary confidentiality and non-solicitation provisions.

Change of Control Policy

Effective July 10, 2007, the Trust established a Change of Control policy for the benefit of the executive officers of the Trust. The policy provides for payments of specified amounts if such person’s employment with the Trust or any subsidiary is terminated in specified circumstances following a change of control. The policy contains a double trigger. First, the person’s employment must be terminated (a) by the Trust other than for cause or upon such person’s death or permanent disability or (b) by the person for good reason. Secondly, such termination must occur within one year following a change of control; provided, however, if a person’s employment or status as an officer with the Trust or any subsidiary is terminated within six months prior to the date on which a change of control occurs and such termination was not for cause or voluntary by such person, then the change of control date will be the date immediately prior to the date of such termination.

If the double trigger is satisfied, the person will receive the following amounts no later than the 30th day following the termination date, the product of: (x) for the chief executive officer, 2.99; for the chief financial officer, 2.5; for an executive vice president, 2.0; and for a senior vice president, 1.0; and (y) the base amount under Section 280G of the IRC (or a similar amount if Section 280G is repealed or is otherwise inapplicable). The policy does not contain a tax gross-up benefit. Further, the amount received under the policy will be reduced to the extent a person receives other severance or separation payments from the Trust (excluding the vesting of any options, shares or rights under any incentive plan of the Trust).

Change of Control/Severance Payment Table

The following table estimates the potential payments and benefits to the named executive officers upon termination of employment or a change of control, assuming such event occurs on December 31, 2007. These estimates do not reflect the actual amounts that would be paid to such persons, which would only be known at the time that they become eligible for payment and would only be payable if the specified event occurs.

Items Not Reflected in Table

The following items are not reflected in the table set forth below:

•	Accrued salary, bonus (except to the extent specifically noted in an employment agreement) and vacation.

•	Costs of COBRA or any other mandated governmental assistance program to former employees.

•	Welfare benefits provided to all salaried employees having substantially the same value.

•	Amounts outstanding under the Trust’s 401(k) plan.

•	Deferred Stock. The deferral period for the deferred stock arrangement of Messrs. Gershenson, Smith and Zantello will terminate, among other things, due to a termination for cause or upon a change of control (if followed by termination of employment within six months of such change of control). The aggregate balance for each person relating to the deferral arrangements is set forth in the “Nonqualified Deferred Compensation in 2007” table.

Change of Control Payments — IRC Section 280G valuation

IRC Section 280G imposes tax sanctions for payments made by the Trust that are contingent upon a change of control and equal to or greater than three times an executive’s most recent five-year average annual taxable compensation (referred to as the ’base amount’). If tax sanctions apply, contingent payments, to the extent they exceed an allocable portion of the base amount, become subject to a 20% excise tax (payable by the executive) and are ineligible for a tax deduction by the Trust. Key assumptions in this analysis include:

•	A change of control, termination of employment and all related payments occur on December 31, 2007.

•	Federal and state income tax rates of 35% and 3.9%, respectively, and a social security/Medicare rate of 1.45%.

•	All restricted stock and cash awards under the 2003 Long-Term Incentive Plan vest on the date of the change in control.

•	Restricted stock and cash awards under the 2003 Long-Term Incentive Plan, for performance periods that have not closed prior to the date of the change in control: the 2006-2008 performance period is paid out at the threshold amount and the 2007-2009 performance period is paid out at the target amount.

•	The value of unvested, non-qualified stock options equals their value as determined pursuant to the safe harbor method provided for in Revenue Procedure 2003-68.

•	The value of Shares on the date of the change in control is $21.37, the closing price on such date as published by the NYSE.

Other Notes Applicable to Table

•	The table assumes the Compensation Committee’s acceleration of long-term incentive compensation, including share-based awards and cash awards. The table reflects the intrinsic value of such acceleration, which is (i) for each unvested stock option, $21.37 less the exercise price, and (ii) for each unvested share of restricted stock, $21.37. $21.37 represents the closing price on the NYSE on December 31, 2007. For accelerated vesting of cash awards and restricted stock awards subject to three-year performance metrics, the table reflects (i) for awards made in 2005, no value (based on actual results) and (ii) for awards made in 2006, payment for threshold grants, and (iii) for awards made in 2007, payment for target grants.

•	Life insurance amounts only reflect group policies paid for by the Trust.

Change of Control and Severance Payments

				Life
			Incentive-Based	Insurance	Disability	280G Tax
	Cash Severance		Awards	Proceeds	Benefits(1)	Gross Up	Total

Dennis E. Gershenson(2)
Retirement	$—		$603,446	$—	$—	$—	$603,446
Death	926,029	(3)	603,446	250,000	27,000	—	1,806,475
Disability	926,029	(3)	603,446	—	108,000	—	1,637,475
Termination without cause or for good reason (including change of control)	4,275,104	(4)	603,446	—	—	2,029,546	6,908,096
Richard J. Smith(5)
Retirement	—		274,666	—	—	—	274,666
Death	—		274,666	250,000	27,000	—	551,666
Disability	—		274,666	—	108,000	—	382,666
Change of control	1,061,688	(6)	274,666	—	—	—	1,336,354
Thomas W. Litzler(2)
Retirement	—		266,770	—	—	—	266,770
Termination without cause	302,444		266,770	—	—	—	569,214
Death	—		266,770	250,000	27,000	—	543,770
Disability	—		266,770	—	108,000	—	374,770
Change of control	764,888	(6)	266,770	—	—	—	1,031,658
Frederick A. Zantello(5)
Retirement	—		257,284	—	—	—	257,284
Death	—		257,284	250,000	27,000	—	534,284
Disability	—		257,284	—	108,000	—	365,284
Change of control	758,474	(6)	257,284	—	—	—	1,015,758
Michael J. Sullivan(5)
Retirement	—		135,248	—	—	—	135,248
Death	—		135,248	236,900	27,000	—	399,148
Disability	—		135,248	—	108,000	—	243,248
Change of control	236,662	(6)	135,248	—	—	—	371,910

(1)	$27,000 represents the amount paid to a survivor if the employee had been disabled for 180 consecutive days and the employee was eligible to receive the long-term disability payments. $108,000 represents the aggregate of 12 monthly payments of $9,000 payable as a long-term disability benefit (such payments would continue for the length of the disability); if the disability was of a short-term nature, such person may be eligible for wage replacement for 13 weeks with a maximum weekly benefit of $4,154.

(2)	Except as noted in the table above or as specified in “— Items Not Reflected in Table”, he does not receive any additional incremental value if (i) he voluntarily terminates his employment, or (ii) his employment is terminated by the Trust with cause.

(3)	Represents base salary as of December 31, 2007 and bonus (cash value) earned for 2007.

In the event of disability, Mr. Gershenson would also be entitled to 12 months of customary fringe benefits in accordance with his employment agreement, which is not reflected in this amount.

(4)	Assumes payment of the compensation due for the remainder of the term of his employment agreement. Mr. Gershenson would also be entitled to receive fringe benefits through the term of his employment agreement (but no less than 12 months), which is not reflected in this amount.

(5)	Except as noted in the table above or as specified in “— Items Not Reflected in Table”, each of such persons do not receive any additional incremental value if (i) he/she voluntarily terminates his/her employment, or (ii) his/her employment is terminated by the Trust with or without cause.

(6)	Assumes payment of the following amount times the “base amount” in accordance with Section 280G of the IRC: Mr. Smith, 2.5; Mr. Zantello, 2.0; and Mr. Sullivan, 1.0. Mr. Litzler is entitled to a multiplier of 2.0 ($762,364). However, the table reflects the cash severance amount under his employment agreement because it results in a higher amount.

RELATED PERSON TRANSACTIONS

Policies and Procedures

The Trust does not have a formal related person transaction policy in writing, although it has the following customary policies and practices regarding such transactions. Trustees and executive officers are required to complete an annual questionnaire in connection with the Trust’s proxy statement for its annual meeting of shareholders, which includes questions regarding related person transactions (previously referred to as ’related party transactions’). Trustees and executive officers are also required to provide written notice to the Trust’s outside general counsel of any updates to such information.

If a related person transaction is proposed, the Audit Committee and/or non-interested Trustees of the Board review such business transaction to ensure that the Trust’s involvement in such transactions is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and is in the best interests of the Trust and its shareholders. When necessary or appropriate, the Trust will engage third party consultants and special counsel, and the Board may create a special committee, to review such transactions. Interested Trustees will recuse themselves from the approval process by the Board or Audit Committee.

Related Person Transactions in 2007 and 2008

Ramco Inc. provides property management, accounting and other administrative services to Ramco/Shenandoah LLC, 60% of which is owned by an entity a portion of which is beneficially owned by various family partnerships and trusts under the control of two uncles of Mr. Pashcow, a Trustee, and a portion of which is beneficially owned by various trusts for the benefit of members of Mr. Pashcow’s immediate family. Mr. Pashcow is a trustee of several of these trusts. Ramco/Shenandoah LLC owns the Shenandoah Square shopping center which has approximately 119,000 square feet. The Trust believes that the terms of the management agreement with Ramco/Shenandoah LLC are no less favorable than terms that could be obtained on an arm’s length basis. During the year ended December 31, 2007, Ramco Inc. charged approximately $147,000 in respect of these services to Ramco/Shenandoah LLC and was owed approximately $17,000 as of December 31, 2007 for those services.

William Gershenson, Director of Leasing of Ramco Gershenson, Inc., is the son of Dennis E. Gershenson, Trustee, Chairman, President and Chief Executive Officer of the Trust. In 2007, based on leasing activity and commissions earned, William Gershenson was paid $170,123.

AUDIT COMMITTEE DISCLOSURE

The Audit Committee is responsible for monitoring the integrity of the Trust’s consolidated financial statements, the Trust’s system of internal controls, the Trust’s risk management, the qualifications, performance and independence of the Trust’s independent registered public accounting firm, the performance of the Trust’s internal audit function and the Trust’s compliance with legal and regulatory requirements. The Audit Committee also has the sole authority and responsibility to appoint, determine the compensation of, evaluate and, when appropriate, replace the Trust’s independent registered public accounting firm.

Management is responsible for the financial reporting process, including the system of internal controls, for the preparation of consolidated financial statements in accordance with generally accepted accounting principles and for the report on the Trust’s internal control over financial reporting. The Trust’s independent registered public accounting firm is responsible for performing an independent audit of the Trust’s annual consolidated financial statements and expressing an opinion as to their conformity with generally accepted accounting principles and for attesting to management’s report on the Trust’s internal control over financial reporting. The Audit Committee’s responsibility is to oversee and review the financial reporting process and to review and discuss management’s report on the Trust’s internal control over financial reporting. The Audit Committee is not, however, professionally engaged in the practice of accounting or auditing and does not provide any expert or other special assurance as to such financial statements concerning compliance with laws, regulations or generally accepted accounting principles or as to auditor independence. The Audit Committee relies, without independent verification, on the information provided to it and on the representations made by the Trust’s management and the independent registered public accounting firm.

Pre-Approval Policies and Procedures for Audit and Non-Audit Services

Pursuant to its charter, the Audit Committee must pre-approve the performance of audit and non-audit services. In pre-approving all audit services and permitted non-audit services, the Audit Committee considers whether the provision of the permitted non-audit services is consistent with applicable law and NYSE policies and with maintaining the independence of Trust’s independent registered public accounting firm.

Fees of Independent Registered Public Accounting Firm in 2006 and 2007

The following information sets forth the fees that we were billed in 2006 and 2007 for audit and other services provided by Grant Thornton, our independent registered public accounting firm during such periods. The Audit Committee, based on its review and discussions with management and Grant Thornton, determined that the provision of these services was compatible with maintaining Grant Thornton’s independence. All of such services were approved in conformity with the pre-approval policies and procedures described above.

Audit Fees.  Aggregate fees of $385,000 and $365,000 were billed by Grant Thornton for audit services rendered in 2007 and 2006, respectively. Audit services consist of professional services rendered by Grant Thornton for the audits of the Trust’s annual financial statements and management’s assessment of the Trust’s internal control over financial reporting, review of the financial statements included in the Trust’s quarterly reports on Form 10-Q and services that are normally provided by the accountant in connection with these filings.

Audit-Related Fees.  Audit-related fees of $0 and $22,594 were billed by Grant Thornton in 2007 and 2006. In 2006, such fees related to services in connection with a proposed joint venture and compensation expense.

Tax Fees.  No tax fees were billed by Grant Thornton in 2007 and 2006.

All Other Fees.  No other fees were billed by Grant Thornton in 2007 and 2006.

REPORT OF THE AUDIT COMMITTEE

In connection with the Trust’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, and the financial statements to be included therein, the Audit Committee has:

•	reviewed and discussed the audited financial statements with management;

•	discussed with Grant Thornton, the Trust’s independent registered public accounting firm, the matters required to be discussed by the statement on Auditing Standards No. 114, as amended; and

•	received the written disclosures and letter from Grant Thornton regarding the matters required by Independence Standards Board Standard No. 1 and discussed with Grant Thornton its independence.

Based upon these reviews and discussions, the Audit Committee recommended to the Board that the Trust’s audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2007 filed with the SEC.

Members of the Audit Committee

Stephen R. Blank (Chairman)
Arthur H. Goldberg
Mark K. Rosenfeld

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees recommends that the shareholders vote FOR the ratification of Grant Thornton as the Trust’s independent registered public accounting firm for the year ending December 31, 2008.

Although shareholder ratification of the appointment is not required by law and is not binding on the Trust, the Audit Committee will take the appointment of Grant Thornton under advisement if such appointment is not ratified by the affirmative vote of a majority of the votes cast at the annual meeting. Grant Thornton has served as the Trust’s independent registered public accounting firm since 2005. The appointment of Grant Thornton was ratified by the Trust’s shareholders at the annual meetings in 2006 and 2007. See “Audit Committee Disclosure” for a description of fees and other matters related to Grant Thornton’s provision of services to the Trust.

The Trust expects that representatives of Grant Thornton will be present at the annual meeting and will be available to respond to appropriate questions. Such representatives will also have an opportunity to make a statement.

PROPOSAL 3 — APPROVAL OF 2008 RESTRICTED SHARE PLAN FOR NON-EMPLOYEE TRUSTEES

The Trust’s Board of Trustees believes that it is in the best interests of the Trust and its shareholders that a portion of the compensation paid to members of the Board of Trustees be paid in the form of equity. Equity compensation serves as an incentive to the members of the Board of Trustees and further aligns their interests with those of the Trust’s shareholders. The Trust currently has in place a 2003 Non-Employee Trustee Stock Option Plan (for purposes of this section, the “2003 Plan”). Under the 2003 Plan, 100,000 shares were reserved for issuance, pursuant to automatic grants of options to purchase 2,000 Shares to each non-employee trustee on the date of the annual meeting each year. In addition, non-employee trustees currently receive 250 shares on the first day of each fiscal quarter, or 1,000 shares each year. As part of its review of total trustee compensation, the Board has determined to replace the current share awards and option grants with grants of restricted shares under the new plan.

Accordingly, the Board of Trustees has approved, subject to shareholder approval, the adoption of the 2008 Restricted Share Plan for Non-Employee Trustees (the “2008 Plan”). If approved, the 2008 Plan will replace the 2003 Plan and no further grants will be made under the 2003 Plan.

Below is a brief summary of the terms of the 2008 Plan, which is qualified in its entirety by reference to the 2008 Plan attached as Appendix A to this proxy statement.

Administration

The 2008 Plan will be administered by the Compensation Committee of the Trust’s Board of Trustees. The Compensation Committee will have the authority to adopt, amend and rescind rules and regulations relating to the administration of the 2008 Plan. The Compensation Committee will also have the authority to interpret the 2008 Plan and decide any questions arising in connection with the 2008 Plan.

Effective Date

The 2008 Plan will be effective as of June 11, 2008, provided the requisite approval of shareholders is obtained at the 2008 Annual Meeting.

Shares Subject to the Plan

The Board of Trustees has reserved 160,000 shares for issuance under the 2008 Plan, subject to adjustment to reflect any increase or decrease in the number of issued shares resulting from a share split, share consolidation, share dividend or similar change in the capitalization of the Trust. Restricted shares that are forfeited to the Trust before they are fully vested will remain available for future grants.

The following table shows the aggregate number of shares that could be received by the Trust’s non-employee trustees pursuant to the plan.

2008 Restricted Share Plan For Non-Employee Trustees

	Dollar	Number of
Name and Position	Value($)	Shares

Non-employee trustees as a group	$3,563,200 (1)	160,000

(1)	Awards under the plan are granted in shares and are not based on dollar value; therefore, the dollar value of the benefits to be received is not determinable. The amount shown in the table is based on the value of the Trust’s shares of $22.27 per share on the Record Date.

Restricted Share Grants

Beginning on June 30, 2008, 2000 restricted shares will automatically be issued to each non-employee trustee on June 30 of each year. The initial grant, on June 30, 2008, will be reduced by 500 shares, the number of shares that each non-employee trustee will have received previously in 2008. Grants will be made for no payment and may be evidenced by an agreement, letter or certificate in the discretion of the Compensation Committee.

Restricted shares granted under the 2008 Plan will entitle the recipient of the restricted shares to certain rights as a shareholder of the Trust. Recipients will have the right to vote the restricted shares and the right to receive dividends on the restricted shares, subject to any conditions imposed by the Board of Trustees at the time of grant.

Restrictions

Prior to vesting, the restricted shares may not be sold, assigned, transferred, pledged or otherwise encumbered. Each grant of 2,000 restricted shares will vest ratably over three years on the anniversary of the grant date and at the time of vesting will cease to be restricted shares. The Board of Trustees may accelerate the time at which restrictions on restricted shares will lapse.

Events Affecting Restricted Shares

If a non-employee trustee ceases to serve on the Board of Trustees as a result of the trustee’s death or disability, or in the event of a change of control, then all restricted shares held by the trustee will vest. A change of control includes, subject to certain exceptions, (i) the acquisition by any person, entity or group of beneficial ownership of 25 percent or more of the combined voting power of the then outstanding voting securities of the Trust entitled to vote generally in the election of trustees, (ii) the cessation of service of trustees constituting at least a majority of the Board of Trustees of the Trust on the date of the 2008 Plan (the “Incumbent Board”) (treating any new trustee who became a member of the Board of Trustees subsequent to such date as a member of Incumbent Board if the trustee’s appointment, election or nomination was supported by at least a majority of the trustees then comprising the Incumbent Board or a majority of the members of a committee authorized by the Incumbent Board to approve such appointment, election or nomination), (iii) approval by the shareholders of the Trust of a reorganization, merger, consolidation or sale or other disposition of all or substantially all of the assets of the Trust (a “Business Combination”) and following the Business Combination all or substantially all of the beneficial owners of the Trust’s common stock outstanding immediately prior to the Business Combination beneficially own less than 40 percent of the equity securities and the combined voting power of the entity resulting from the Business Combination in substantially the same proportion as held prior to such Business Combination, (iv) approval by the shareholders of the Trust of a Business Combination and following the Business Combination all or substantially all of the beneficial owners of the Trust’s common stock outstanding immediately prior to the Business Combination beneficially own 40 percent or more but less than 60 percent of the equity securities and the combined voting power of the entity resulting from the Business Combination in substantially the same proportion as held prior to such Business Combination and (a) any person, entity or group beneficially owns 25 percent or more of the equity securities or the combined voting power of such entity, (b) at least a majority of the members of the board of trustees or directors of the entity resulting from the Business Combination were not members of the Incumbent Board at the time the Business Combination was entered into or approved, (c) the Chief Executive Officer of the Trust is not appointed or elected to a comparable or higher position with the entity resulting from the Business Combination or (d) the executive officers of the Trust holding the title of Executive Vice President or higher at the time the Business Combination is entered into constitute less than a majority of the executive officers holding comparable or higher titles of the entity resulting from the Business Combination and (v) approval by the shareholders of the Trust of a complete liquidation or dissolution of the Trust.

Unless the Board of Trustees determines otherwise, the restricted shares held by a non-employee trustee will be forfeited upon the cessation of service of the non-employee trustee for any reason other than death or disability or in connection with a change of control.

Suspension, Termination and Amendment

The Board of Trustees may from time to time suspend, terminate or amend the 2008 Plan or any outstanding agreement granting a recipient restricted shares. No amendment may materially impair the rights of any non-employee trustee that holds restricted shares without the consent of the non-employee trustee.

Future awards under the 2008 Plan will be automatically suspended at any time when there are an insufficient number of shares remaining under the 2008 Plan to make an automatic grant to each non-employee trustee as required under the terms of the 2008 Plan.

Required Vote

Assuming a quorum is present, the proposal to approve the 2008 Restricted Share Plan for Non-Employee Trustees will be approved if a majority of the shares present in person or by proxy and casting a vote on this proposal vote “FOR” the proposal. For purposes of the foregoing, abstentions and broker non-votes shall not be deemed to be votes cast.

Board Recommendation

Our Board of Trustees recommends that shareholders vote FOR the approval of the 2008 Restricted Share Plan for Non-Employee Trustees.

PROPOSAL 4 — SHAREHOLDER PROPOSAL

Gerald R. Armstrong, claiming beneficial ownership of 500 Shares for more than one year and representing that he will continue to hold such Shares through the date of the annual meeting, submitted the following resolution and supporting statement to be included in this proxy statement and has noted his intention to present such resolution for consideration at the annual meeting. The Trust will furnish the address of the shareholder upon request. The Trust disclaims any responsibility for the content of this proposal and the supporting statement, which are presented verbatim as received from the shareholder.

RESOLUTION

That the shareholders of RAMCO-GERSHENSON PROPERTIES TRUST request its Board of Trustees to take the steps necessary to eliminate classification of terms of its Board of Trustees to require that all Trustees stand for election annually. The Board declassification shall be completed in a manner that does not affect the terms of the previously-elected Trustees.

STATEMENT

The proponent believes the election of trustees is the strongest way that shareholders influence the trustees of any trust. Currently, our board of trustees is divided into three classes with each class serving three-year terms. Because of this structure, shareholders may only vote for one-third of the trustees each year. This is not in the best interest of shareholders because it reduces accountability.

U.S. Bancorp, Associated Banc-Corp, Piper-Jaffray Companies, Fifth-Third Bancorp, Pan Pacific Retail Properties, Qwest Communications International, Xcel Energy, Greater Bay Bancorp, North Valley Bancorp, Pacific Continental Corporation, Regions Financial Corporation, CoBiz Financial Inc., Marshall & Illsley Corporation, and Wintrust Financial, Inc. are among the corporations electing directors or trustees annually because of the efforts of the proponent.

The performance of our management and our Board of Trustees is now being more strongly tested due to economic conditions and the accountability for performance must be given to the shareholders whose capital has been entrusted in the form of share investments.

A study by researchers at Harvard Business School and the University of Pennsylvania’s Wharton School titled “Corporate Governance and Equity Prices” (Quarterly Journal of Economics, February, 2003), looked at the relationship between corporate governance practices (including classified boards) and firm performance. The study found a significant positive link between governance practices favoring shareholders (such as annual directors election) and firm value.

While management may argue that trustees need and deserve continuity, management should become aware that continuity and tenure may be best assured when their performance as trustees is exemplary and is deemed beneficial to the best interests of the trust and its shareholders.

The proponent regards as unfounded the concern expressed by some that annual election of all trustees could leave entities without experienced trustees in the event that all incumbents are voted out by shareholders. In the unlikely event that shareholders do vote to replace all trustees, such a decision would express dissatisfaction with the incumbent trustees and reflect a need for change.

If you agree that shareholders may benefit from greater accountability afforded by annual election of all trustees, please vote “FOR” this proposal.

Board’s Response to Shareholder Proposal

Your Board of Trustees unanimously recommends a vote AGAINST this proposal for the following reasons:

The Board takes the views of its shareholders seriously and has given this proposal careful consideration, but does not believe this proposal should be adopted. In accordance with the Trust’s By-Laws and Amended and Restated Declaration of Trust, as amended, the Board is divided into three classes with trustees elected to three-year staggered terms. This classified structure has been in place since the Trust’s founding and continues to be an integral part of the Trust’s overall governance structure. After a review of the potential benefits and drawbacks associated with eliminating the classified board, the Board has concluded that the classified board structure continues to be in the best interests of the Trust and its shareholders for the following reasons:

•	Stability and Continuity. The classified board structure and its three-year terms promote greater continuity, stability and knowledge of the Trust’s business operations, strategies and core values by ensuring that at any time approximately two-thirds of the trustees have prior experience as trustees of the Trust. Trustees who have experience and familiarity with the Trust’s business affairs and operations are valuable resources and are better suited to develop and execute long-term strategic decisions that are in the best interests of the Trust and its shareholders. Long-term planning capabilities and focus are especially critical among shopping center REITs, such as the Trust, that emphasize new developments. This continuity, stability and knowledge has been an important factor in the success of the Trust.

•	Trustee Recruitment and Retention. The market for highly qualified trustees is becoming increasingly competitive due to the current corporate governance and regulatory climate. The Board believes that the Trust’ s three-year term for trustees helps the Trust to attract and retain highly qualified candidates who are willing to commit the time and resources necessary to understand the Trust’s business operations and competitive environment.

•	The Board is Fully Accountable to Shareholders. The Board understands the importance of accountability to shareholders, but believes such accountability is not compromised by a classified board structure. All trustees have the same fiduciary duties to the Trust and its shareholders, regardless of the length of their term. Further, shareholders already have sufficient and reasonable means to express dissatisfaction with the Board and to affect the Board’s strategic decisions; among other things, shareholders have an opportunity to vote on the election or re-election of two or three trustees at each annual meeting.

•	Protection Against Unfair and Abusive Takeover Tactics. A classified board is designed to safeguard the Trust against the efforts of a third party intent on quickly taking control of, and not paying fair value for, the Trust’s business. This structure does not preclude unsolicited acquisition proposals or prevent takeovers at fair and reasonable prices; instead, in certain circumstances it provides the Board with adequate time to properly evaluate the adequacy and fairness of any takeover proposal, negotiate with the prospective acquirer on behalf of all shareholders and weigh alternatives, including the continued operation of the Trust’s business, to provide maximum value for all shareholders. Additionally, the Board’s bargaining power is maximized in a classified structure since at least two annual meetings are generally required to effect a change in control of the Board.

•	A Majority of the Trust’s Peers Have Classified Boards. In a late-2007 study of 1,425 companies in the S&P 1,500, RiskMetrics Group noted that 52% of such companies had classified boards in 2007 (RiskMetrics Board Practices, 2008 Edition). Specifically, among companies having a similar market capitalization to the Trust (566 companies in the S&P SmallCap 600 Index), 58% had classified boards in 2007.

For the foregoing reasons, the Board has unanimously determined that retention of the classified board is in the best interests of the Trust and its shareholders, and recommends a vote AGAINST this proposal.

It should be noted that shareholder approval of this proposal would not automatically eliminate the classified Board, but would amount to an advisory recommendation to the Board to take the necessary steps to achieve a declassified Board. If the shareholder proposal receives a majority of the votes cast in favor of the proposal, it is the Board’s intention to propose an amendment to the Declaration of Trust to eliminate the classified board at the 2009 annual meeting of shareholders.

ADDITIONAL INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that the Trust’s officers and Trustees and persons who own more than 10% of a registered class of the Trust’s equity securities (collectively, the “insiders”) file reports of ownership and changes in ownership with the SEC and furnish the Trust with copies of these reports. Based on the Trust’s review of the insiders’ forms furnished to the Trust or filed with the SEC, and representations made by the Trust’s officers and Trustees, no insider failed to file on a timely basis a Section 16(a) report with respect to any transaction in the Trust’s equity securities.

Cost of Proxy Solicitation

The cost of preparing, assembling and mailing this proxy statement and all other costs in connection with this solicitation of proxies for the annual meeting will be paid by the Trust. The Trust will request banks, brokers, trustees and other nominees to send the proxy materials to, and to obtain proxies from, the beneficial owners and will reimburse such record holders for their reasonable expenses in doing so. In addition, the Trustees and officers and other employees of the Trust may solicit proxies by mail, telephone, facsimile or in person, but they will not receive any additional compensation for such work.

Shareholder Proposals at 2009 Annual Meeting

Any shareholder proposal intended to be included in the Trust’s proxy statement and form of proxy for the annual meeting to be held in 2009 must be received by the Trust at Ramco-Gershenson Properties Trust, Attention: Secretary, 31500 Northwestern Highway, Suite 300, Farmington Hills, Michigan 48334 by the close of business on January 5, 2009, and must otherwise be in compliance with the requirements of the SEC’s proxy rules.

Any shareholder proposal or Trustee nomination by shareholder that is intended to be presented for consideration at the 2009 annual meeting, but is not intended to be considered for inclusion in the Trust’s proxy statement and form of proxy relating to such meeting, must be received by the Trust at the address stated above between March 13, 2009 and the close of business on April 10, 2009 to be considered timely.

Annual Report

The annual report of the Trust for the year ended December 31, 2007, including the financial statements for the three years ended December 31, 2007 audited by Grant Thornton, is being furnished with this proxy statement. If you did not receive a copy of such annual report, you may obtain a copy without charge at the Trust’s website, www.rgpt.com, or by contacting the Trust at (248) 350-9900 or Investor Relations, Ramco-Gershenson Properties Trust, 31500 Northwestern Highway, Suite 300, Farmington Hills, Michigan 48334.

Householding

The Trust has elected to send a single copy of its annual report and this proxy statement to any household at which two or more shareholders reside, unless one of the shareholders at such address notifies the Trust that he or she desires to receive individual copies. This “householding” practice reduces the Trust’s printing and postage costs. Shareholders may request to discontinue or re-start householding, or to request a separate copy of the 2007 annual report or 2008 proxy statement, as follows:

•	Shareholders owning Shares through a bank, trustee, broker or other holder of record should contact such record holder directly; and

•	Shareholders of record should contact the Trust at (248) 350-9900 or at Investor Relations, Ramco-Gershenson Properties Trust, 31500 Northwestern Highway, Suite 300, Farmington Hills, Michigan 48334. The Trust will promptly deliver such materials upon request.

Your cooperation in giving this matter your immediate attention and in voting your proxies promptly will be appreciated.

By Order of the Board of Trustees

Richard J. Smith
Chief Financial Officer and Secretary

May 5, 2008

APPENDIX A

RAMCO-GERSHENSON PROPERTIES TRUST

2008 RESTRICTED SHARE PLAN FOR NON-EMPLOYEE TRUSTEES

WHEREAS, Ramco-Gershenson Properties Trust (the “Trust”) desires to establish a plan to provide for the automatic granting of restricted shares to non-employee trustees each year, beginning in 2008, upon the terms and conditions set forth herein;

NOW, THEREFORE, the Ramco-Gershenson Properties Trust 2008 Restricted Share Plan for Non-Employee Trustees is hereby adopted under the following terms and conditions:

1. Purpose.  The Plan is intended to provide a means whereby the Trust automatically grants Restricted Shares each year to Non-Employee Trustees of the Trust. Thereby, the Trust will (i) increase the ownership interest in the Trust of Non-Employee Trustees whose services are essential to the Trust’s continued progress and (ii) provide a further incentive to serve as a trustee of the Trust.

2. Definitions.

(a) “Board” shall mean the Board of Trustees of the Trust.

(b) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(c) “Committee” shall mean the Trust’s Compensation Committee, which shall consist solely of not fewer than two trustees of the Trust who shall be appointed by, and serve at the pleasure of, the Board (taking into consideration the rules under section 16(b) of the Exchange Act and the requirements of section 162(m) of the Code).

(d) “Disability” shall mean termination of service as a trustee as a result of “permanent and total disability,” as defined in section 22(e)(3) of the Code.

(e) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(f) “Non-Employee Trustee” shall mean a member of the Board who is not an employee of the Trust or any affiliate thereof.

(g) “Participant” shall mean a Non-Employee Trustee who has been granted Restricted Shares under the Plan.

(h) “Plan” shall mean the Ramco-Gershenson Properties Trust 2008 Restricted Share Plan for Non-Employee Trustees, as set forth herein and as it may be amended from time to time.

(i) “Restricted Shares” shall mean Shares granted by the Trust to the Participant, subject to whatever restrictions are determined by the Board.

(j) “Restricted Share Agreement” shall mean a written document evidencing the grant of Restricted Shares, as described in Section 10.1.

(k) “Securities Act” shall mean the Securities Act of 1933, as amended.

(l) “Shares” shall mean common shares of beneficial interest in the Trust, par value $0.01 per share.

(m) “Trust” shall mean Ramco-Gershenson Properties Trust, a Maryland real estate investment trust.

3. Administration.

(a) The Plan shall be administered by the Committee. Each member of the Committee, while serving as such, shall be deemed to be acting in his or her capacity as a trustee of the Trust. Acts approved by a majority of the members of the Committee at which a quorum is present, or acts without a meeting reduced to and approved in writing by all of the members of the Committee, shall be the valid acts of the Committee. Any and all authority of the Committee (except for the authority described in subsections (b)(1) and (b)(2) below) may be delegated to a plan administrator.

(b) The Committee shall have the authority:

(1) to adopt, amend and rescind rules and regulations for the administration of the Plan; and

(2) to interpret the Plan and decide any questions and settle any controversies that may arise in connection with it.

Such determinations and actions of the Committee, and all other determinations and actions of the Committee made or taken under authority granted by any provision of the Plan, shall be conclusive and shall bind all parties. Nothing in this subsection (b) shall be construed as limiting the power of the Board or the Committee to make the adjustments described in Sections 8.2 and 8.3.

4. Effective Date.  The Plan will be effective as of June 11, 2008, subject to the approval of the shareholders of the Trust.

5. Shares Subject to the Plan.  The aggregate number of Shares that may be delivered under the Plan is 160,000 Shares. However, the limit in the preceding sentence shall be subject to the adjustment described in Section 8.2. Shares delivered under the Plan may be authorized but unissued Shares or reacquired Shares, and the Trust may purchase Shares required for this purpose, from time to time, if it deems such purchase to be advisable. If any Restricted Shares are forfeited before they become fully vested, they shall continue to be available for grants of Restricted Shares under the Plan in the future.

6. Eligibility.  The class of trustees who shall receive Restricted Shares under the Plan shall be the Non-Employee Trustees.

7. Grants.

(a) Automatic Grant of Restricted Shares.  As of June 30, 2008, and as of each June 30 thereafter (or, if Shares do not trade on such June 30, then as of the last trading day before such June 30), 2,000 Restricted Shares shall be issued automatically to each Non-Employee Trustee for no payment; provided, that on June 30, 2008, the number of Restricted Shares that shall be granted to such Non-Employee Trustee shall be reduced by the number of Shares or Restricted Share previously issued to such Non-Employee Trustee by the Trust for no payment in 2008.

(b) Rights as a Shareholder.  Unless the Board determines otherwise, a Participant who receives Restricted Shares shall have certain rights of a shareholder with respect to the Restricted Shares, including voting and dividend rights, subject to the restrictions described in subsection (c) below and any other conditions imposed by the Board at the time of grant. Unless the Board determines otherwise, certificates evidencing Restricted Shares will remain in the possession of the Trust until such Shares are free of all restrictions under the Plan.

(c) Restrictions.  Except as otherwise specifically provided by the Plan, Restricted Shares may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of, and if the Participant ceases to be a member of the Board for any reason, must be forfeited to the Trust. These restrictions will generally lapse over the three-year period after the June 30 (or other) grant date, one-third on each anniversary of such grant date (or, if such anniversary is not a trading day, the trading day next preceding such anniversary) as specified in the Participant’s Restricted Share Agreement. However, such restrictions will immediately lapse in full upon the Participant’s death or Disability. Upon the lapse of all restrictions, Shares will cease to be Restricted Shares for purposes of the Plan. The Board may at any time accelerate the time at which the restrictions on all or any part of the Shares will lapse.

(d) Notice of Tax Election.  Any Participant making an election under section 83(b) of the Code for the immediate recognition of income attributable to a grant of Restricted Shares must provide a copy thereof to the Trust within 10 days of the filing of such election with the Internal Revenue Service.

8. Events Affecting Outstanding Restricted Shares.

8.1 Termination of Board Membership (Other Than by Death or Disability).  If a Participant ceases to be a Non-Employee Trustee for any reason other than death or Disability, except as otherwise determined by the Board, all Restricted Shares held by the Participant at the time of the termination of board membership must be transferred to the Trust (and, in the event the certificates representing such Restricted Shares are held by the Trust, such Restricted Shares shall be so transferred without any further action by the Participant), in accordance with Section 7(c).

8.2 Capital Adjustments.  The number of Shares that may be delivered under the Plan, as stated in Section 5, and the number of Shares issuable upon the vesting of outstanding Restricted Shares under the Plan shall be proportionately adjusted to reflect any increase or decrease in the number of issued Shares resulting from a subdivision (share-split), consolidation (reverse split), stock dividend, or similar change in the capitalization of the Trust.

8.3 Certain Corporate Transactions.

(a) In the event of a corporate transaction (as, for example, a merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation), each outstanding Restricted Share Agreement shall be assumed by the surviving or successor entity; provided, however, that in the event of a proposed corporate transaction, the Board may terminate all or a portion of any outstanding Restricted Shares if it determines that such termination is in the best interests of the Trust. Alternatively, the Board, in its discretion, in such event may remove the restrictions from the outstanding Restricted Shares. The Board also may, in its discretion, change the terms of any outstanding Restricted Share Agreement to reflect any such corporate transaction.

(b) With respect to an outstanding Restricted Share Agreement held by a Participant who, following the corporate transaction, will be employed by or otherwise providing services to an entity which is a surviving or acquiring entity in such transaction or an affiliate of such an entity, the Board may, in lieu of the action described in subsection (a) above, arrange to have such surviving or acquiring entity or affiliate grant to the Participant a replacement award which, in the judgment of the Board, is substantially equivalent to the Restricted Share Agreement.

8.4 Exercise Upon Change in Control.

(a) Notwithstanding any other provision of this Plan, the restrictions described in Section 7(c) shall lapse upon a “Change in Control” (as defined in subsection (b) below).

(b) “Change in Control” shall mean:

(1) The acquisition by an individual, entity, or group (within the meaning of section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25 percent or more of the combined voting power of the then outstanding voting securities of the Trust entitled to vote generally in the election of trustees (the “Outstanding Shares”); provided, however, that the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Trust unless, in connection therewith, a majority of the individuals who constitute the Board as of the date immediately preceding such transaction cease to constitute at least a majority of the Board; (ii) any acquisition by the Trust; (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Trust or any entity controlled by the Trust; (iv) any acquisition by any individual, entity, or group in connection with a “Business Combination” (as defined in paragraph (3) below) that fails to qualify as a Change in Control pursuant to paragraphs (3) or (4) below; or (v) any acquisition by any Person entitled to file Form 13G under the Exchange Act with respect to such acquisition; or

(2) Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a trustee subsequent to the date hereof whose appointment, election, or nomination for election by the Trust’s shareholders was approved by a vote of at least a majority of the trustees then comprising the Incumbent Board or by a majority of the members of a committee authorized by the Incumbent Board to approve such appointment, election, or nomination (other than an appointment, election, or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the trustees of the Trust) shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board; or

(3) Approval by the shareholders of the Trust of a reorganization, merger, or consolidation, or sale or other disposition of all or substantially all of the assets of the Trust (a “Business Combination”), in each case, if, following such Business Combination all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Shares immediately prior to such Business Combination beneficially own, directly or indirectly, less than 40 percent of, respectively, the then outstanding shares of equity securities and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of trustees or directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Trust or all or substantially all of the Trust’s assets either directly or through one or more subsidiaries) in substantially the same proportions as such beneficial owners held their ownership, immediately prior to such Business Combination of the Outstanding Shares; or

(4) Approval by the shareholders of the Trust of a Business Combination, if, following such Business Combination all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Shares immediately prior to such Business Combination beneficially own, directly or indirectly, 40 percent or more but less than 60 percent of, respectively, the then outstanding shares of equity securities and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of trustees or directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which, as a result of such transaction, owns the Trust or all or substantially all of the Trust’s assets either directly or through one or more subsidiaries) in substantially the same proportions as such beneficial owners held their ownership, immediately prior to such Business Combination, of the Outstanding Shares, and (i) any Person (excluding any employee benefit plan (or related trust) of the Trust or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 25 percent or more of, respectively, the then outstanding shares of equity securities of the entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership existed prior to the Business Combination, or (ii) at least a majority of the members of the board of trustees or directors of the entity resulting from such Business Combination were not members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination, or (iii) the Chief Executive Officer of the Trust at the time of the execution of the initial agreement providing for such Business Combination is not appointed or elected to a comparable or higher position with the entity resulting from such Business Combination, or (iv) the executive officers of the Trust holding the title of Executive Vice President or higher at the time of the execution of the initial agreement for such Business Combination constitute less than a majority of the executive officers holding comparable or higher titles of the entity resulting from such Business Combination; or

(5) Approval by the shareholders of the Trust of a complete liquidation or dissolution of the Trust. Approval by the shareholders of the Trust of a Business Combination following which all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Shares immediately prior to such Business Combination beneficially own, directly or indirectly, 60 percent or more of, respectively, the then outstanding shares of equity securities and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of trustees or directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which, as a result of such transaction, owns the Trust or all or substantially all of the Trust’s assets either directly or through one or more subsidiaries) shall not constitute a “Change in Control” unless following such transaction the provisions of paragraphs (1) or (2) are independently satisfied.

9. Amendment or Termination of the Plan; Amendment of Restricted Share Agreements.

(a) Action of Board.  The Board, pursuant to a written resolution, may from time to time suspend, terminate or amend the Plan and amend any outstanding Restricted Share Agreement in any respect whatsoever. Notwithstanding the foregoing, no such suspension, discontinuance or amendment shall materially impair the rights of any Participant holding a Restricted Share Agreement without the consent of such Participant.

(b) Automatic Suspension.  The Plan shall be suspended automatically, without action of the Board, as of a grant date described in Section 7(a) if there is not a sufficient number of Shares remaining under Section 5 for issuance under the Plan to grant the Restricted Shares described in Section 7(a) to each of the Non-Employee Trustees on such date. If this occurs, no Restricted Shares shall be granted on such date unless and until the Board authorizes enough additional Shares under the Plan so that the full grant described in Section 7(a) can be made to each of the Non-Employee Trustees.

10. Miscellaneous.

10.1 Documentation of Grants.  Grants shall be evidenced by such written Restricted Share Agreements, if any, as may be prescribed by the Committee from time to time. Such instruments may be in the form of agreements to be executed by both the Participant and the Trust, or certificates, letters or similar instruments, which need not be executed by the Participant but acceptance of which will evidence agreement to the terms thereof.

10.2 Rights as a Shareholder.  Except as specifically provided by the Plan or a Restricted Share Agreement, the receipt of Restricted Shares shall not give a Participant rights as a shareholder; instead, the Participant shall obtain such rights, subject to any limitations imposed by the Plan or the Restricted Share Agreement, upon the actual receipt of Shares.

10.3 Conditions on Delivery of Shares.  The Trust shall not deliver any Shares pursuant to the Plan or remove restrictions from Shares previously delivered under the Plan (i) until all conditions of the Restricted Share Agreement have been satisfied or removed, (ii) until all applicable federal and state laws and regulations have been complied with, and (iii) if the outstanding Shares are at the time of such delivery listed on any stock exchange, until the Shares to be delivered have been listed or authorized to be listed on such exchange.

10.4 Investment Purpose.  All Restricted Shares shall be granted on the condition that the grant of Shares hereunder shall be for investment purposes and not with a view to resale or distribution, except that in the event the Shares subject to the Restricted Share Agreement are registered under the Securities Act, or in the event a resale of such Shares without such registration would otherwise be permissible, such condition shall be inoperative if in the opinion of counsel for the Trust such condition is not required under the Securities Act or any other applicable law, regulation or rule of any governmental agency.

10.5 Registration and Listing of Shares.  If the Trust elects to register under the Securities Act or any other applicable statute any Shares purchased or granted under this Plan, or to qualify any such Shares for an exemption from any such statutes, the Trust shall take such action at its own expense. If Shares are listed on any national securities exchange at the time any Shares are purchased or granted hereunder, the Trust shall make prompt application for the listing on such national securities exchange of such Shares, at its own expense. Grants of Shares hereunder shall be postponed as necessary pending any such action.

10.6 Compliance with Rule 16b-3.  All transactions under this Plan by persons subject to Rule 16b-3, promulgated under section 16(b) of the Exchange Act, or any successor to such Rule, are intended to comply with at least one of the exemptive conditions under such Rule. The Committee shall establish such administrative guidelines to facilitate compliance with at least one such exemptive condition under Rule 16b-3 as the Committee may deem necessary or appropriate.

10.7 Nontransferability of Grants.  No grant of Restricted Shares may be transferred other than by will or by the laws of descent and distribution.

10.8 Registration.  If the Participant is married at the time Shares are delivered and if the Participant so requests at such time, the certificate or certificates for such Shares shall be registered in the name of the Participant and the Participant’s spouse, jointly, with right of survivorship.

10.9 Indemnification of Board and Committee.  Without limiting any other rights of indemnification that they may have from the Trust, the members of the Board and the members of the Committee shall be indemnified by the Trust against all costs and expenses reasonably incurred by them in connection with any claim, action, suit or proceeding to which they or any of them may be a party by reason of any action taken or failure to act under, or in connection with, the Plan or any Restricted Shares granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by legal counsel selected by the Trust) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except a judgment based upon a finding of willful misconduct or recklessness on their part. Upon the making or institution of any such claim, action, suit or proceeding, the Board or Committee member shall notify the Trust in writing, giving the Trust an opportunity, at its own expense, to handle and defend the same before such Board or Committee member undertakes to handle it on his or her own behalf. The provisions of this Section shall not give members of the Board or the Committee greater rights than they would have under the Declaration of Trust of the Trust, under the Trust’s by-laws, or under Maryland law.

10.10 Governing Law.  The Plan shall be governed by the applicable Code provisions to the maximum extent possible. Otherwise, the laws of the State of Maryland (without reference to principles of conflicts of laws) shall govern the operation of, and the rights of, Non-Employee Trustees under the Plan and Restricted Shares granted hereunder.

                    ■
RAMCO-GERSHENSON PROPERTIES TRUST
31500 NORTHWESTERN HIGHWAY, SUITE 300
FARMINGTON HILLS, MICHIGAN 48334
PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
ON JUNE 11, 2008
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

     The undersigned shareholder of Ramco-Gershenson Properties Trust (the "Trust") hereby appoints STEPHEN R. BLANK and RICHARD J. SMITH, or either of them, each with full power of substitution, as proxies of the undersigned to vote all common shares of beneficial interest of the Trust which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Trust to be held on Wednesday, June 11, 2008 at 10:00 a.m., Eastern time, at the Townsend Hotel, 100 Townsend Street, Birmingham, Michigan 48009 and all adjournments or postponements thereof, and to other represent the undersigned at the annual meeting with all the powers possessed by the undersigned if personally present at the meeting. The undersigned revokes any proxy previously given to vote at such meeting.

     The undersigned hereby instructs said proxies or their substitutes to vote as specified on the reverse side of this card on each of the following matters and in accordance with their judgment on any other matters which may properly come before the meeting or any adjournment or postponement thereof.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)
■	14475 ■

ANNUAL MEETING OF SHAREHOLDERS OF
RAMCO-GERSHENSON PROPERTIES TRUST
June 11, 2008
Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.
â   Please detach along perforated line and mail in the envelope provided.   â
   ■ 20230330000000000000 1                                                                                      061108

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Class II Trustees:							FOR	AGAINST	ABSTAIN
					2.	Ratification of the appointment of Grant Thornton LLP as the Trust’s independent registered public accounting firm for 2008.	☐	☐	☐
		NOMINEES:
☐	FOR ALL NOMINEES	m	Arthur H. Goldberg		3.	Approval of the 2008 Restricted Share Plan for Non-Employee Trustees.	☐	☐	☐
		m	Mark K. Rosenfeld

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES				4.	Shareholder proposal requesting that the Board of Trustees take the necessary steps to declassify the Board of Trustees.	☐	☐	☐

☐	FOR ALL EXCEPT (See instructions below)

						This proxy, when properly executed, will be voted as directed. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3 AND AGAINST PROPOSAL 4.

INSTRUCTIONS:To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
				☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
■
■

ANNUAL MEETING OF SHAREHOLDERS OF
RAMCO-GERSHENSON PROPERTIES TRUST
June 11, 2008
PROXY VOTING INSTRUCTIONS

MAIL — Sign, date and mail your proxy card in the envelope provided as soon as possible.
- OR -
TELEPHONE — Call toll-free 1-800-PROXIES
(1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries and follow the instructions. Have your proxy card available when you call.
- OR -
INTERNET — Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.
- OR -
IN PERSON — You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER
ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES in the United States or 1-718-921-8500 from foreign countries or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.
ê Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.ê

     PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	Election of Class II Trustees:

NOMINEES:
☐	FOR ALL NOMINEES	¡	Arthur H. Goldberg
		¡	Mark K. Rosenfeld
☐	WITHHOLD AUTHORITY
FOR ALL NOMINEES

☐	FOR ALL EXCEPT
(See instructions below)

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

		FOR	AGAINST	ABSTAIN
2.	Ratification of the appointment of Grant Thornton LLP as the Trust’s independent registered public accounting firm for 2008.	☐	☐	☐

3.	Approval of the 2008 Restricted Share Plan for Non-Employee Trustees.	☐	☐	☐

4.	Shareholder proposal requesting that the Board of Trustees take the necessary steps to declassify the Board of Trustees.	☐	☐	☐
This proxy, when properly executed, will be voted as directed. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3 AND AGAINST PROPOSAL 4.

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.